As filed with the Securities and Exchange Commission on December 26, 1996
                                            Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                             VISUAL DATA CORPORATION
                 (Name of Small Business Issuer in its Charter)


          FLORIDA                             2741                      65-0420146
(State or jurisdiction of          (Primary Standard Industrial     (I.R.S. Employer
 incorporation or organization)     Classification Code Number       Identification No.)


    1600 S. DIXIE HIGHWAY, SUITE 3A, BOCA RATON, FLORIDA 33432 (561) 367-8505
 (Address and telephone number of principal executive offices and principal place of business)



                           RANDY S. SELMAN, PRESIDENT
                             VISUAL DATA CORPORATION
                         1600 S. DIXIE HIGHWAY, SUITE 3A
                            BOCA RATON, FLORIDA 33432
                                 (561) 367-8505
            (Name, address and telephone number of agent for service)


                                   Copies to:

CHARLES B. PEARLMAN, ESQ.
GAYLE COLEMAN, ESQ.
ATLAS, PEARLMAN, TROP & BORKSON, P.A.
200 EAST LAS OLAS BOULEVARD, SUITE 1900
FORT LAUDERDALE, FLORIDA 33301
(954) 763-1200

Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous bases pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list in the Securities Act registration number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


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                         CALCULATION OF REGISTRATION FEE


TITLE OF EACH                                 PROPOSED MAXIMUM       PROPOSED MAXIMUM
CLASS OF SECURITIES         AMOUNT TO         OFFERING PRICE PER     AGGREGATE OFFERING     AMOUNT OF
TO BE REGISTERED            BE REGISTERED     SHARE OR WARRANT       PRICE(1)               REGISTRATION FEE

Common Stock
(par value
$.0001 per  share)            1,000,000           $6.00               $6,000,000               $1819.00

Common Stock
(par value
$.0001 per share)(2)            150,000           $6.00                 $900,000               $273.00

Common Stock
(par value
$.0001 per share(3)           1,843,289           $6.00              $11,059,734             $3,352.00

Representative's
Warrants(4)                     100,000           $.001                     $100                 $1.00

Common Stock
$.0001 par value(4)(5)          100,000           $7.20                 $720,000               $219.00

TOTAL..............................................................................          $5,664.00

================================================================================

1. Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

2. Includes 150,000 shares which the Representative of the Underwriters has the option to purchase from shareholders of the Company to cover the Underwriter's over-allotments (the "Over-Allotment Option"), if any. See "Underwriting."

3.      Represents shares offered by the Selling Securityholders.

4. Pursuant to Rule 416, this Registration Statement also relates to an indeterminate number of additional shares as may be issued as a result of anti-dilution provisions of the Representative's Warrants.

5.      Reserved for issuance upon exercise of the Representative's Warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

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                             VISUAL DATA CORPORATION

                                -----------------

              Cross Reference Sheet for Prospectus Under Form SB-2


FORM SB-2 ITEM NO. AND CAPTION                   CAPTION OR LOCATION IN PROSPECTUS


 1.  Front of Registration Statement             Outside Front Cover Page; Cross Reference
     and Outside Front Cover of Prospectus       Sheet; Outside Front Cover Page of
                                                 Prospectus

 2.  Inside Front and Outside Back Cover
     Pages of Prospectus                         Inside Front and Outside Back Cover Pages
                                                 Indemnification for Securities Act
 3.  Summary Information and
     Risk Factors                                Prospectus Summary; Risk Factors

 4.  Use of Proceeds                             Use of Proceeds

 5.  Determination of Offering Price             Cover Page; Risk Factors; Underwriting

 6.  Dilution                                    Dilution

 7.  Selling Securityholders                     Selling Securityholders

 8.  Plan of Distribution                        Inside Front Cover Page; Underwriting

 9.  Legal Proceedings                           Business - Legal Proceedings

10.  Directors, Executive Officers               Management
     Promoters and Control Persons

11.  Security Ownership of Certain
     Beneficial Owners and Management            Principal Shareholders;  Management

12.  Description of Securities                   Description of Securities

13.  Interest of Named Experts and Counsel       Legal Matters; Experts

14.  Disclosure of Commission                    Indemnification of Officers and Directors
     Position on Indemnification for
     for Securities Act Liabilities

15.  Organization within Last Five Years         Business

16.  Description of Business                     Business

                                      iii


FORM SB-2 ITEM NO. AND CAPTION               CAPTION OR LOCATION IN PROSPECTUS


17.  Management's Discussion                 Management's Discussion and Analysis of
     and Analysis or Plan of                 Financial Condition and Results of
     Operation                               Operations; Business

18.  Description of Property                 Business

19.  Certain Relationships and               Certain Relationships and Related
     Related Transactions                    Transactions

20.  Market for Common Equity and            Risk Factors; Description of
     Related Stockholder Matters             Securities

21.  Executive Compensation                  Management - Executive Compensation

22.  Financial Statements                    Financial Statements

23.  Changes in and Disagreements with       Not Applicable
     Accountants on Accounting and
     Financial Disclosure

                                EXPLANATORY NOTE

This Registration Statement covers the registration of (i) up to 1,000,000 shares of Common Stock, $.0001 par value ("Common Stock") of Visual Data Corporation (the "Company"), a Florida corporation, for sale by the Company in an underwritten public offering, (ii)] up to an aggregate of 150,000 shares of Common Stock to cover the Underwriter's Over-Allotment Option of Common Stock in an underwritten public offering to be offered for sale by Randy S. Selman (75,000 Shares), the Chief Executive Officer, President, acting Chief Financial Officer and a Director of the Company, and by Alan Saperstein (75,000 Shares), the Vice President, Secretary, and a Director of the Company, and (iii) an additional 1,843,289 shares of Common Stock for sale by the holders thereof (the "Selling Securityholders") for resale from time to time by the Selling Securityholders, subject to the contractual restrictions that the Selling Securityholders may not sell the Selling Securityholders' shares of Common Stock for a specified period after the closing of the underwritten offering. See"Underwriting."

The complete Prospectus relating to the underwritten offering follows immediately after this explanatory note. Following the Prospectus for the underwritten offering are pages of the Prospectus relating solely to the Selling Securityholders' stock, including an alternative front and back cover pages and the section entitled "The Offering," "Initial Public Offering," "Selling Securityholders," and Plan of Distribution," to be used in lieu of sections entitled "The Offering," "Concurrent Offering," and Underwriting" in the Prospectus relating to the underwritten offering. Certain sections of the Prospectus for the underwritten offering will not be used in the Prospectus relating to the Selling Shareholders' Stock such as "Dilution."

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.



      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED DECEMBER 24, 1996
                             VISUAL DATA CORPORATION
                        1,000,000 SHARES OF COMMON STOCK


Prior to this offering, there has been no public market for the Common Stock and there can be no assurance that any such market will develop. It is anticipated that the Common Stock will be quoted on the Nasdaq SmallCap Market ("Nasdaq") under the symbol "VDAT". For a discussion of the factors considered in determining the offering price, see "Underwriting."

        THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE 7 AND DILUTION.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.

===============================================================================
                                 Price to        Underwriting    Proceeds to
                                 Public          Discounts(1)    Company(2)
-------------------------------------------------------------------------------
Per Share                        $6.00           $0.60           $5.40
-------------------------------------------------------------------------------
Total(3)                         $6,000,000      $600,000        $5,400,000
===============================================================================

(1) In addition, the Company has agreed to (i) pay to the Underwriters a 3% non-accountable expense allowance, (ii) sell to the Underwriters warrants (the "Underwriters' Warrants") to purchase an aggregate of 100,000 shares of Common Stock at an exercise price, subject to anti-dilution adjustments, of $7.20 per Share and (iii) indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."

(2) Before deducting expenses estimated at $500,000 ($527,000 if the Underwriter's over-allotment option is exercised in full), including the non-accountable expense allowance in the amount of $180,000 ($207,000 if the Underwriter's over-allotment option is exercised in full), and the Company's related offering expenses of $320,000 including legal fees, accounting fees, blue sky expenses and filing fees, printing and filing fees and costs or other related offering expenses.

(3) Certain shareholders have granted to the Underwriter a 30-day option to purchase up to 150,000 additional shares of Common Stock upon the same terms and conditions as set forth above, solely to cover over-allotments (the Over-Allotment Option"), if any. The Company will not receive any of the over-allotment proceeds from the sale of shares by the selling shareholders. If such option is exercised in full, total price to the public, underwriting discounts and commissions, proceeds to the Company and proceeds to the selling shareholders will be $6,900,000, $690,000, $5,400,000, and $810,000, respectively. See "Principal Shareholders" and "Underwriting."

The shares of Common Stock are offered, subject to prior sale, when, as and if delivered by the Underwriters, and subject to the approval of certain legal matters by counsel and to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify the offering and to reject any order in whole or in part. It is expected that delivery of certificates representing the shares of Common Stock will be made against payment therefor at the office of ______________, ______________, on or about _____________, 1996.


                                 --------------

                The date of this Prospectus is December __, 1996

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

The registration statement of which this Prospectus is a part also covers the registration of an additional 1,843,289 shares of Common Stock under an Alternate Prospectus (the "Alternate Prospectus"), which are being offered by 90 shareholders of the Company (collectively the "Selling Securityholders"). Of the 1,843,289 shares of Common Stock described above, 85,000 shares of Common Stock may be sold commencing forty-five (45) days from the effective date of this Prospectus, and the remaining 1,758,289 shares of Common Stock may be sold commencing twelve (12) months from the date of this Prospectus. Certificates evidencing these securities will bear a legend reflecting such restrictions. The Representative may release the shares held by the Selling Securityholders at any time after all shares subject to the Over-Allotment Option have been sold or such option has expired (which period is for 30 days from the effective date of this Prospectus). The resale of the securities held by the Selling Securityholders is subject to prospectus delivery and other requirements of the Securities Act of 1933, as amended (the "Securities Act."). Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. See "Selling Securityholders." Additionally, the Selling Securityholders may be deemed to be underwriters under the Securities Act. See "Selling Securityholders."

                               PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND MUST BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROSPECTUS ASSUMES NO EXERCISE OF THE UNDERWRITER'S OVER-ALLOTMENT OPTION AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, THE "COMPANY" REFERS TO VISUAL DATA CORPORATION AND HOTELVIEW CORPORATION.

                                   THE COMPANY

Visual Data Corporation is a "content" developer specializing in the production, marketing and distribution of visual information for the Internet, other on-line services and, eventually, interactive television (ITV). Through its international network of independent camera crews and state-of-the-art video production studio, the Company is developing full-motion visual libraries containing short, concise vignettes for various consumer oriented topics such as travel, education, health, fitness, medicine and consumer products.

The Company's first product, the HotelView/Registered trademark/ Library (the "Library"), operated through the Company's currently wholly owned subsidiary HotelView Corporation ("HVC"), is a visual library for the hotel and travel industry that provides an overview of amenities of hotels and resorts, as well as local attractions and services. On a fee for service basis, the Company videotapes, edits and produces high quality visual brochures ("vignettes"), two to three minutes in length, with a voice narrative in full-motion video, which features include room views, conference facilities, lobby, pool, restaurants, grounds, and sports facilities. The Library is currently installed in travel agencies nationwide and is used to market hotel and resort accommodations.

The annual fee for inclusion in the HotelView/Registered trademark/ Library for one year ranges from $8,000- $12,000, depending on the size and location of the hotel property. This fee includes the videotaping and production of the vignette, updates of the vignette and distribution to the Company's travel agent network. Annual renewals will cost hotels from $8,000-$12,000 to remain in the Library. While the initial HotelView/Registered trademark/ Library currently installed in travel agencies contains 70 vignettes, over 100 vignettes have been videotaped and the Company anticipates that by March 1997, more than 200 vignettes will be included in the HotelView/Registered trademark/ Library.

To facilitate the marketing of the HotelView/Registered trademark/ Library and the hotels included in the Library, the Company provides the Library to travel agencies at no charge. Travel agencies enter into an agreement with the Company that commits the agencies to booking a certain number of hotel rooms per month with hotels subscribing to the HotelView/Registered trademark/ Library. In return, the Company provides (1) a laser disc player, and (2) a combination television/VCR to these travel agencies in order to display and copy a vignette for a client. In order to increase the distribution of the Library, the Company intends to make the Library available through the Internet to potential travelers at no charge. The Company is developing marketing relationships with travel industry companies whose goods and services complement those of the Company. The Company is currently targeting firms providing hotel reservation and marketing services for the travel industry via the Internet.

The Company's revenues are presently derived from annual and renewal fees paid by hotels included in the HotelView/Registered trademark/ Library. The Company anticipates that additional revenues may be generated from foreign language versions of the vignettes and international distribution of the Library. Additional revenues may be realized from advertising fees paid to the Company by destination services and attractions to be included in the Library. Additional revenues may be realized from other planned video libraries whose users and suppliers will include nursing homes, cruise ship lines, convention centers, colleges, consumer product manufacturers and the general public.

The Company was incorporated in May 1993 under the laws of the State of Florida and commenced operations in October 1993. The address of the Company's principal executive and administrative offices is 1600 S. Dixie Highway, Suite 3A, Boca Raton, Florida 33432 and its telephone number is (561) 367-8505. Its fiscal year end is September 30.

                                  THE OFFERING


Common Stock Outstanding
   Prior to Offering(1)......................    4,058,214 shares
 Common Stock Offered by
  the Company(2). ...........................    1,000,000 shares
 Common Stock Outstanding
   After the Offering(3).....................    5,058,214 shares
Net Proceeds to the Company(4)...............    $4,900,000
Use of Proceeds .............................    The net proceeds of this offering will be
                                                 used for (i) video content acquisition (ii)
                                                 marketing and advertising; (iii) editing
                                                 equipment and facilities; (iv) personnel;
                                                 (v) travel agent hardware and (vi) general
                                                 corporate and working capital.  See "Use of
                                                 Proceeds."
Proposed Nasdaq Symbol ......................    VDAT(5)

-------------------

(1) Does not include (i) up to 200,000 shares of Common Stock reserved for issuance under the Company's 1996 Stock Option Plan, and (ii) additional options and warrants issued by the Company (with the exception of 244,321 shares underlying warrants, and 439,136 shares underlying options for the Company's Chief Executive Officer and the Company's Executive Vice President, which shares are to be registered pursuant to an Alternate Prospectus of even date by certain Securityholders). See "Underwriting," "Management- Stock Option Plan," "Description of Securities", and "Selling Securityholders."

(2) Does not include 150,000 shares which the Representative of the Underwriters has the option to purchase from shareholders of the Company (the Company's Chief Executive Officer [75,000 shares] and the

        Company's Executive Vice President [75,000 shares]) to cover the Underwriter's Over-Allotment Option, if any. See "Underwriting."

(3) Does not include 100,000 shares of Common Stock reserved for issuance in the event of the exercise of the Representative's Warrants. See "Underwriting."

(4) Represents gross proceeds of $6,000,000 less (i) $600,000 for Underwriter's commissions, (ii) $180,000 which represents a 3% non-accountable expense allowance for the Underwriters; and (iii) $320,000 for offering expenses including legal expenses, accounting expenses, blue sky filing fees and expenses, printing expenses, Securities and Exchange filing fees and other offering expenses.

(5) The Company intends to apply for inclusion of its Common Stock on NASDAQ (SmallCap) however, there can be no assurances that the Common Stock will qualify for inclusion at any time in the future. Inclusion on NASDAQ does not imply that an established trading market will develop or be sustained for the Common Stock.


                                  RISK FACTORS

Investment in the shares of Common Stock offered hereby involves a high degree of risk and immediate and substantial dilution from the price to the public. See "Risk Factors" and "Dilution."

                          SUMMARY FINANCIAL INFORMATION

The following tables set forth certain summary financial data of the Company. The summary statement of operations data for the year ended September 30, 1995 and 1996 and from Inception (May 17, 1993) to September 30, 1994 and the Summary Balance Sheet Data as of September 30, 1996, were derived from the audited financial statements of the Company which were audited by Goldstein Lewin & Co., independent certified public accountants. The financial statements for the periods indicated above, and the report thereon, appear elsewhere in the Prospectus. The data in such tables should be read together with Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto, appearing elsewhere herein.

                                      FROM MAY 17,
                                    1993 (INCEPTION)
                                    TO SEPTEMBER 30,             YEAR ENDED SEPTEMBER 30,
                                           1994                 1995                  1996
                                   --------------------------------------------------------------
STATEMENT OF OPERATIONS DATA:
Operating Revenue                     $      - 0 -        $      - 0 -          $    111,719

Net Loss                              $   (188,766)       $   (500,599)         $ (1,891,702)

Net Loss per average common
  share outstanding                   $      (0.11)       $      (0.26)         $     (0.83)

Weighted average shares
  outstanding                            1,736,702           1,908,425            2,279,329


                                                                                 SEPTEMBER 30, 1996
                                                                                 ------------------
BALANCE SHEET DATA:

Working capital (deficit)                                                       $  (118,918)

Total assets                                                                    $   679,151

Long-term debt                                                                  $   790,207

Stockholders' equity (deficit)                                                  $  (460,599)


                                  RISK FACTORS

THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IS HIGHLY SPECULATIVE IN NATURE. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND SPECULATIVE FACTORS, AS WELL AS OTHERS DESCRIBED ELSEWHERE IN THE PROSPECTUS, RELATING TO THE BUSINESS OF THE COMPANY AND THIS OFFERING.

LIMITED OPERATING HISTORY AND RISK OF INVESTMENT. The Company had limited operations from its inception on May 17, 1993 through April of 1995 during which time the Company was developing its marketing and business plan, and commenced raising capital. Beginning in May of 1995, the Company completed its initial private financing and began developing and marketing its first video product -- the HotelView/registered trademark/ Library. Additionally, the Company has received deposits and has signed agreements from hotels and travel agents. The Company's operations are subject to all the risks inherent in the establishment of a new business enterprise and it is anticipated that the Company will sustain operating losses through December 31, 1996. The likelihood of success of the Company must be considered in light of the problems, expenses, complications, and delays frequently encountered in connection with the development of new businesses. As a result, an Investor could lose all or a substantial portion of their investment.

COMPETITION. The Company is engaged in a competitive segment of the industry which disseminates information through video technology. The Company may compete directly or indirectly with many companies who provide specialized information such as content concerning hotels, attractions and resorts. A number of these competitors, who include hotel chains, airlines and other travel-related organizations, are larger, better capitalized, more established and have greater access to resources necessary to produce a competitive advantage. The Company believes, but there can be no assurances that, there are no competitors who have or are developing content that can be distributed or marketed in a similar manner to the Company. See "Business."

DEPENDENCE ON OFFERING PROCEEDS. The Company is substantially dependent upon the proceeds of this offering in order to provide financing to further develop its business plan. Assuming the Shares offered hereby are sold, the Company anticipates that proceeds of this Offering together with funds generated from operations and received from the exercise of certain Company warrants will be sufficient to satisfy its anticipated cash requirements for the 24 month period following the date of this offering.

POSSIBLE NEED FOR ADDITIONAL FINANCING. While the Company believes that the net proceeds from the Offering will be sufficient to enable the Company to carry out its business objectives and continue to operate as a going concern for the 24 month period following the date of this offering, adverse changes in economic and/or competitive conditions may adversely affect the Company's planned operations. If cash requirements are greater than anticipated, the Company could be required to modify its operations or seek additional financing. The Company has no current arrangements with respect to additional financing and there can be no assurances that additional financing will be available on terms acceptable to the Company, if at all, and therefore an Investor may lose his or her investment in the securities.

CUSTOMER BASE. The Company has begun to establish a formidable base of hotel clients, hotel associations and management companies, as well as travel agents. The inability of the Company to continue to develop this customer base or to attain acceptance of its products from the consumer could have a material effect on the Company.

RAPID TECHNOLOGY CHANGE. The industries in which the Company competes -- video, computer and communications as a whole -- have been, and currently are, subject to rapid technological change and obsolescence. In order for the Company to compete effectively, it must offer products and services that find customer acceptance and fulfill customer needs. To the extent that the Company fails to achieve technological advances and enhancements comparable to and competitive with those made by others in the same or similar industries, the products of the Company may become outmoded. There can be no assurance that the Company's products will not be rendered obsolete by changing technology or that the Company will be able to respond to advances in technology to remain competitive.

UNCERTAINTY OF MARKET ACCEPTANCE. Although the Company believes that its products and services offer certain advantages over competitive products and services and has already attained a degree of market acceptance by hotels and travel agents, no assurance can be given that the Company's products and services will attain a market sufficient for the Company to be profitable. The Company has successfully completed a test market on its first disc (a sampler disc in 200 travel agencies, which incorporates over 20 hotels and resorts located in North America). The Company also has shipped a four (4) disc library containing 70 hotels to all 200 of its travel agencies and has begun to receive booking reports from many of these agencies. See "Business - Marketing and Sales Strategy."

COLLECTION OF PERFORMANCE BASED FEES. A number of hotels have the option for the first year of their agreement with the Company to pay for inclusion in the Library either (i) totally in cash, or (ii) a portion of the fee in a performance based arrangement whereby the Company is paid by the hotel as rooms are booked by HVC travel agencies. The Company has established a certain requisite cash deposit required to be paid by each hotel which, at a minimum, covers the cost of the vignette production. Because there is no time limitation on when or if the balance of the fees will be paid, the Company cannot predict when these funds will be available, which could have an adverse effect on the Company's cash flow. This delay in receipt of or inability to collect these revenues, which the Company currently estimates to be approximately $287,000, may have an adverse affect on the Company. This performance based arrangement shall be phased out commencing January 1997.

PRODUCT DEVELOPMENT RISKS. The Company's business is, to a large degree, subject to the continued updating of existing products and the development of new products and services which development may generally involve one or more material risks. See "Business - The Company's Products and Services." With regard to the Library, the Company relies on independent camera crews for all of its video tapings. There can be no assurances that these third-party camera crews will be available to the Company when needed or that the rates charged by these crews will continue to be competitive.

MODIFICATIONS BY PROVIDERS OF PRODUCTS AND SERVICES. While each of the hotels and resorts included in the HotelView/registered trademark/ Library have contractually indemnified the Company against any liability for any changes or modifications to the hotel or resort subsequent to the date of videotaping as well as if a hotel guest is dissatisfied with their accommodations, nonetheless there may be potential liability to the Company or its subsidiaries in the event that the information represented in the vignettes or libraries is not correct.

DISCRETION IN USE OF PROCEEDS. The Company presently intends to use the net proceeds from this Offering for the purposes set forth in "Use of Proceeds." However, management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this Offering in order to address changes in circumstances or opportunities. Approximately 30% of the net proceeds are allocated to general corporate and working capital. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds of this Offering.

PEGASUS' OPTION TO PURCHASE UP TO 33.3% OF HOTELVIEW. In November 1996, the Company and Pegasus Systems, Inc. ("Pegasus") entered into a letter of intent whereby Pegasus agreed to use its reasonable efforts to market, endorse and promote the Library to each of its customer-based hotels and to obtain executed agreements from hotels for inclusion in the Library. See "Business - Strategic Alliances." The letter of intent also gives Pegasus an option to purchase up to thirty-three and one-third (33-1/3%) percent of the outstanding capital stock of HVC based upon obtaining contracts between its member-based hotels and the Company as follows: once the Company has entered into (i) not less than 1,000 initial contracts with Pegasus member hotels, Pegasus has the option to purchase up to five percent (5%) of HVC for $500,000; (ii) not less than 1,500 additional initial contracts with Pegasus member hotels, (for a total of 2,500 initial contracts), Pegasus has the option to purchase up to an additional ten percent (10%) of HVC for $1 million; (iii) not less than an additional 2,500 initial contracts with Pegasus member hotels (for a total of 5,000 initial contracts), Pegasus has the option to purchase up to an additional 10% of the Company for $1 million; and, (iv) not less than an additional 5,000 initial contracts with Pegasus member hotels (for a total of 10,000 initial contracts), then Pegasus has the option to purchase up to an additional 8.3% of the Company for $833,333 (for a total of $3,333,333 for 33-1/3% of the outstanding capital stock of HVC). To the extent that Pegasus meets these levels, the Company will only own 66-2/3% of HVC and this reduction of ownership could have an adverse effect on HVC and its operations. However, in order for Pegasus to exercise its options at each of the levels described above, and assuming that the average fee for a hotel that Pegasus obtains on behalf of the Company is $8,000 per hotel, the Company would have realized gross revenues of (i) $8 million, (ii) an additional $12 million (for a total of $20 million), (iii) an additional $20 million for a total of $40 million; and (iv) an additional $40 million for a total of $80 million.

MATERIAL DEPENDENCE ON EXECUTIVE OFFICERS; KEY PERSONNEL. The Company is materially dependent on the efforts and abilities of Randy S. Selman, its President, Chief Executive Officer, acting Chief Financial Officer and a Director and Alan M. Saperstein, its Vice President and a

Director. In October 1996, the Company entered into employment agreements with these individuals for a minimum two-year period. Although the Company currently carries key-man insurance coverage only for Mr. Saperstein, it does intend to purchase key-man insurance for Mr. Selman in the future. The loss of the services of either Messrs. Selman or Saperstein could have a material adverse effect upon the Company's business and future prospects. See "Management".

ABSENCE OF OUTSIDE DIRECTORS. Presently each of the directors of the Company are also officers of the Company and, accordingly, there are no outside directors. Accordingly, the views of persons other than members of management may not be fully represented at meetings of the Company's Board of Directors. Following the effective date of this Prospectus, Mr. Ben Swirsky and Mr. Brian Service will join the Company's Board of Directors. Additionally, Mr. Eric Jacobs, currently the Vice President and General Manager of HotelView Corporation shall join the Company's Board of Directors. However, because Mr. Jacobs is an employee of the Company, he is not deemed to be an outside Director.

DIVIDEND POLICY. The Company has never declared or paid cash dividends on its Common Stock and the Company does not currently intend to declare or pay cash dividend on its Common Stock in the foreseeable future.

THE COMPANY'S BUSINESS. The discussion of the Company's business incorporates management's current best estimate and analysis of the potential market, opportunities and difficulties that face the Company. There can be no assurances that the underlying assumptions accurately reflect the Company's opportunities and potential for success. Competitive and economic forces on marketing, distribution and pricing of the Company's services make forecasting of sales, revenues and costs extremely difficult and unpredictable. See "Business."

IMMEDIATE AND SUBSTANTIAL DILUTION. The proposed initial public offering is substantially higher than the book value per share of the Company's Common Stock. Investors purchasing shares of Common Stock in this offering will incur immediate and substantial dilution of approximately $4.49 per Share, or approximately 75% of the initial public offering price per share, in net tangible book value of the Company's Common Stock (giving effect to the receipt by the Company of the estimated net proceeds and assuming an initial public offering price of $6.00 per share). Additional dilution may result following the exercise of the Representatives's Warrants or the exercise of options under the Company's 1996 Stock Plan. See "Dilution."

ADDITIONAL AUTHORIZED SHARES AVAILABLE FOR ISSUANCE MAY ADVERSELY AFFECT THE MARKET The Company is authorized to issue 20,000,000 of its Common Stock, $.0001 par value per share. If all of the 1,000,000 shares offered hereby are sold, there will be a total of 5,058,214 shares of Common Stock issued and outstanding (which includes an aggregate of 244,321 Shares underlying certain warrants). See "Description of Securities - Warrants." In addition, the following securities have been reserved for issuance: (i) 200,000 shares pursuant to the Company's 1996 Stock Option Plan; (ii) options to purchase an aggregate of 13,215 shares of Common Stock at prices ranging from $.875 to $3.50 for exercise periods ending from May 30, 1998 to April 15, 1999; and (iii) warrants to purchase an aggregate of 38,515 shares at prices ranging from $.875 to $1.75 for periods ranging from three years to five years from the date of issuance. See "Management-Stock Option Plan" and "Description of Securities Options." After the exercise and /or issuance of these securities, the Company will have 5,309,944 shares outstanding and 14,690,056 shares of authorized but unissued capital stock available for issuance without further shareholder approval. As a result, any issuance of additional shares of common stock may cause current shareholders of the Company to suffer significant dilution which may adversely affect the market.

LACK OF PRIOR MARKET FOR SECURITIES OF THE COMPANY. No prior market has existed for the securities offered hereby and no assurance can be given that one will develop subsequent to this offering. The Company has applied for inclusion of the Common Stock on the NASDAQ SmallCap market, there can be no assurance that an active trading market will develop (or be sustained, if developed), even if the securities are accepted for quotation or that purchasers will be able to resell their Common Stock or otherwise liquidate their investment without considerable delay, if at all. Recent history relating to the market prices of newly public companies indicates that, from time to time, there may be significant volatility in their market price. There can be no assurance that the market price of the Company's Common Stock will not be volatile as a result of a number of factors, including the Company's financial results or various matters affecting the stock market generally.

SHARES ELIGIBLE FOR FUTURE SALE AND REGISTRATION RIGHTS. All of the shares of Common Stock outstanding are currently "restricted securities" as that term is defined under the Securities Act and may only be sold pursuant to a registration statement or in compliance with Rule 144 under the Securities Act or other exemption from registration. Rule 144 provides, in essence, that a person holding restricted Common Stock for a period of two years may sell such securities during any three month period, subject to certain exceptions, in amounts equal to the greater of (i) one percent (1%) of the Company's outstanding Common Stock or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks prior to the filing of the required Form
144. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the Company and who has satisfied a three year holding period. Last year, the Securities and Exchange Commission (the "Commission") proposed to amend Rule 144 by reducing the two and three year holding periods to one and two years, respectively. The Company cannot predict whether this proposed amendment will be adopted.

Upon the sale of the Common Stock offered hereby, the Company will have 5,058,214 shares of its Common Stock issued and outstanding, of which 2,064,925 shares are "restricted securities," 1,150,000 shares are being registered under the registration statement of which this Prospectus is a part (assuming exercise of the Underwriter's Over-Allotment Option of 150,000 Shares of which 75,000 Shares each will be sold by Randy S. Selman, the Company's Chief Executive Officer, President, acting Chief Financial Officer and a Director and by Alan Saperstein, the Company's Vice President, Secretary and a Director), and 1,843,289 shares are being registered pursuant to an Alternate Prospectus of even date (of which 38,572 shares are being offered by affiliates of the Company including Randy S. Selman (1,429 Shares), Alan Saperstein, (1,429

Shares), and Fleet National Bank, Trustee, Frederick A. DeLuca U/A 102 Qualified Annuity Trust, a principal shareholder of the Company (35,714 Shares)). Of the shares being registered pursuant to the Alternate Prospectus, 85,000 Shares may be sold commencing 45 days from the effective date of this Prospectus and the remaining 1,758,289 Shares may be sold commencing twelve (12) months from the date of this Prospectus. Additionally, all other shares of Common Stock held by shareholders of the Company are also subject to a twelve (12) month lock-up period, unless otherwise required by the NASDAQ SmallCap Market for such longer period. After expiration of these lock-up agreements, all outstanding shares of Common Stock will be eligible for sale under Rule 144. The availability for sale of substantial amounts of Common Stock subsequent to this offering could adversely affect the prevailing market price of the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities. See "Principal Shareholders," "Selling Securityholders," and "Shares Eligible for Future Sale."

Certificates evidencing these securities will bear a legend reflecting such restrictions. The Representative may release the securities held by the Selling Securityholders at any time after all securities subject to the Over-Allotment Option have been sold or such option has expired. The resale of the securities held by the Selling Securityholders is subject to prospectus delivery and other requirements of the Securities Act of 1933, as amended ("Securities Act"). Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. Additionally, the Selling Securityholders may be deemed to be underwriters under the Securities Act. See "Selling Securityholders" and "Underwriting."

Prospective investors should be aware that the possibility of sales may, in the future, have a depressive effect on the price of the Company's Common Stock in any market which may develop and, therefore, the ability of any investor to market his shares may be dependent directly upon the number of shares that are offered and sold. Affiliates of the Company may sell their shares during a favorable movement in the market price of the Company's Common Stock which may have a depressive effect on its price per share. See "Description of Securities."

POSSIBLE APPLICABILITY OF RULES RELATING TO LOW-PRICED STOCKS; POSSIBLE FAILURE TO QUALIFY FOR NASDAQ SMALLCAP MARKET LISTING. The Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5 per share, subject to certain exceptions. Upon completion of this Offering, the shares of Common Stock, offered hereby may be deemed to be "penny stocks" and thus will become subject to rules that impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors, unless the Common Stock is listed on the NASDAQ SmallCap Market. There can be no assurance that the Company will be able to satisfy the listing criteria of the NASDAQ SmallCap Market or will trade for $5 or more per security after the Offering. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell the Company's securities and may affect the ability of purchasers in this Offering to sell the Company's securities in a secondary market.

Although the Company intends to apply for listing of the Common Stock on the NASDAQ SmallCap Market, there can be no assurance that the trading of the Common Stock will develop or, if developed, will be sustained. Furthermore, there can be no assurance that the Securities purchased by the public hereunder may be resold at their original offering price or at any other price.

In order to qualify for initial listing on the NASDAQ SmallCap Market, a company must, among other things, have at least $4,000,000 in total assets, $2 million net worth, $1 million "public float," and a minimum bid price for its securities of $3 per share. For continued listing on the NASDAQ SmallCap Market, a company must maintain $2 million in total assets, a $200,000 market value of the public float and $1 million in total capital and surplus. In addition, continued inclusion requires two market-makers and a minimum bid of $1 per share; provided, however, that if a company falls below such minimum bid price, it will remain eligible for continued inclusion on the NASDAQ SmallCap Market if the market value of the public float is at least $1 million and the Company has $2 million in capital and surplus. The failure to meet these maintenance criteria in the future may result in the discontinuance of the inclusion of the Common Stock on the NASDAQ SmallCap Market.

The NASDAQ Stock Market, Inc. has recently proposed certain changes to the entry and maintenance criteria for listing eligibility on The NASDAQ SmallCap Market. The proposed entry standards would also require a public float of at least 1 million shares, a $1 million market value of public float, a minimum bid price of $4.00 per share, at least 3 market makers, and at least 300 shareholders. The proposed maintenance standards (as opposed to entry standards) would require at least $2 million in net tangible assets or $500,000 in net income in 2 of the last 3 years, a public float of at least 500,000 shares, a $1 million market value of public float, a minimum bid price of $1.00 per share, at least 2 market makers, and at least 300 shareholders. The NASDAQ Stock Market, Inc. is currently is the process of soliciting comments from investors, issuers, market participants, and others with respect to the foregoing proposed changes. No changes have yet been adopted by The Nasdaq Stock Market, Inc.

If the Company is or becomes unable to meet the listing criteria (either initially or on a maintenance basis) of the NASDAQ SmallCap Market and is never traded or becomes delisted therefrom, trading, if any, in the Common Stock would thereafter be conducted in the over-the- counter market in the so-called "pink sheets" or, if then available, "Electronic Bulletin Board" administered by the National Association of Securities Dealers, Inc. (the "NASD"). In such an event, the market price of the Common Stock may be adversely impacted. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of the Common Stock.

REPRESENTATIVE'S WARRANTS. The Company will sell to the Representative and/or its designees, for nominal consideration, the Representative's Warrants to purchase up to 100,000 shares of Common Stock. The Representative's Warrants are exercisable for a period of four years commencing one year after the date of this Prospectus at an exercise price equal to 120% of the initial public offering price or $7.20 per share. For the life of the Representative's Warrants, the holders are given, at nominal cost, the opportunity to profit from a rise in the market price of the Common Stock of the Company without assuming the risk of ownership, which may result in the dilution in the interest of other shareholders. Commencing one year from the date of this Prospectus, holders of the Representative's Warrants have certain registration rights. Exercise of these registration rights could involve substantial expense to the Company at a time when it could not afford cash expenditures, may adversely affect the terms upon which the Company may obtain additional funding and may adversely affect the price of the Common Stock. Additionally, if the holders of the Representative's Warrants exercise their registration rights to sell shares of Common Stock, the Representative, prior to and during such distribution, may be unable to make a market in the Company's Common Stock, and would be required to comply with other limitations on trading set forth in Rules 10b-6 and 10b-7 promulgated under the Securities Exchange act of 1934 (the "Exchange Act"). Such rules restrict the solicitation of purchasers of a security when a person is engaged in the distribution of such security and also limited certain market making activities in such securities. See "Underwriting."

DETERMINATION OF OFFERING PRICE; VOLATILITY OF COMMON STOCK PRICE. The initial public offering price of the Common stock has been determined by negotiations between the Company and the Representative and does not necessarily reflect the Company's book value, result in operations, net worth or other established criteria of value. The stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of any particular company. The market price of the securities of many newly-traded public companies have in the past been, and can be expected in the future to be especially volatile. Factors such as the Company's operating results, announcements by the Company of new agreements for its products or services and announcements by the Company or its competitors concerning technological innovations or new services may have a significant impact on the market price of the Company's Common Stock. See "Underwriting."

ABSENCE OF PUBLIC MARKET. Prior to this offering, there has been no public market for the Company's Common Stock, and there can be no assurance that any trading market therefor will develop, or, if any such market develops, that it will be sustained. Accordingly, purchasers of the shares of Common Stock offered hereby may experience difficulty selling or otherwise disposing of their shares of Common Stock. The market price of the Common Stock following this offering may be highly volatile. Factors such as announcements by the Company or its competitors concerning acquisitions or dispositions, new procedures, proposed governmental regulations, and general market conditions may have a significant impact on the market price of the Common Stock. See "Underwriting."

If the Representative should exercise its registration rights to effect a distribution of the Representative's Warrants or the shares of Common Stock issuable upon the exercise of such Warrants (the "Warrant Shares"), the Representative, prior to and during such distribution, may be unable to make a market in the Company's securities for some period depending upon a variety of factors, including the price of the Company's Common Stock and the size of the float for such stock. If the Representative ceases making a market in the Common Stock, the market and market prices for the Common Stock may be materially adversely affected, and holders thereof may be unable to sell or otherwise dispose of shares of Common Stock. The holders of the Representative's Warrants will have certain demand and "piggyback" registration rights with respect to such Warrants and the Warrant Shares, commencing one year after the date hereof. See "Shares Eligible for Future Sale" and "Underwriting - Representative's Warrants."

ANTI-TAKEOVER PROVISIONS. Certain provisions of the Company's Articles of Incorporation and Bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt of the Company, which include when and by whom special meetings of the Company may be called. In addition, certain provisions of the Florida Business Corporation Act also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested shareholders.

Additionally, the Company's Articles of Incorporation, Bylaws and Florida law authorize the Company to indemnify its directors, officers, employees and agents and limit the personal liability of corporate directors for monetary damages, except in certain instances. See "Description of Securities - Certain Florida Legislation; Anti-takeover Effects of Certain Provisions of the Company's Articles of Incorporation and Bylaws."

Furthermore, the Board of Directors has the authority to issue up to 5,000,000 shares of the Company's preferred stock and to fix the dividend, liquidation, conversion, redemption and other rights, preferences and limitations of such shares without any further vote or action of the shareholders. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or the rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. See "Description of Securities."

LIMITATION OF DIRECTOR LIABILITY

The Florida Business Corporation Act provides that a director is not personally liable for monetary damages to the Company or any other person for breach of fiduciary duty, except under very limited circumstances. Such a provision makes it more difficult to assert a claim and obtain damages from a director in the event of his non-intentional breach of fiduciary duty. See "Management-Limitation of Liability."

                                 USE OF PROCEEDS

The net proceeds to the Company from the sale of the 1,000,000 shares of Common Stock offered hereby are estimated to be $4,900,000 assuming an initial public offering price of $6.00 per share, after deducting offering expenses estimated to be $1,100,000 (including Representative's non-accountable expense allowance in the amount of $180,000 and underwriting discounts of 10% payable by the Company are estimated to be approximately $600,000 and the Company's related offering expenses of $320,000 including legal fees, accounting fees, blue sky expenses and filing fees, printing and filing fees and costs or other related offering expenses). The Company will not receive any proceeds from the sale by certain selling shareholders of Common Stock pursuant to any exercise of the Underwriter's Over-Allotment Option. The net proceeds of this offering, excluding the exercise of any warrants, will be unitized in order of priority by the Company as listed below for the 24 month period following the date of this offering.

ANTICIPATED USE                              APPROXIMATE
OF NET PROCEEDS                                 AMOUNT            PERCENTAGE

Video Acquisition(1)                           $980,000              20%
Marketing and Advertising(2)                   $980,000              20%
Editing Equipment and Facilities(3)            $490,000              10%
Personnel(4)                                   $490,000              10%
Travel Agent Equipment(5)                      $245,000               5%
Internet Hardware and Software(6)              $245,000               5%
General Corporate and Working Capital(7)     $1,470,000              30%
                                             ----------            -----

TOTAL                                        $4,900,000             100%
                                             ==========            -----

(1) Includes the purchase of existing video content from third parties that can be incorporated into the HotelView/registered trademark/ Library as well as other libraries the Company intends to develop. While the Company has had initial conversations with a number of companies with such content, the Company has not entered into any definitive agreements to purchase these libraries.

(2) Includes national consumer advertising, advertising in trade publications, attendance and participation in trade shows. Although the Company currently anticipates that a substantial portion of these funds will be allocated to the marketing and advertising of the HotelView/registered trademark/ Library, some of these funds may be used in the future for the marketing and advertising of other libraries, as they become available.

(3) The Company is currently searching for a location to construct additional editing facilities in Palm Beach County, Florida. The Company intends to lease additional equipment for video editing, graphic design and other production services. The funds allocated will be used for lease deposits as well as for the purchase of certain equipment and software. See "Business - Filming and Production."

(4) Includes the hiring of a Chief Financial Officer, a General Manager for the Company's Internet systems, and approximately 8 additional employees. It is estimated that these proceeds will be sufficient to pay the compensation and benefits for at least one year from the date of hiring such personnel.

(5) Includes approximately 400 additional hardware systems for use by travel agents in order to display the HotelView/registered trademark/ Library and copy vignettes for a client. Each of these systems includes (1) a laser disc player, and (2) a combination television/VCR and a set of library disks. See "Business - The Company's Products and Services - The HotelView/registered trademark/ Library."

(6) Includes the purchase of file server hardware (computer), software, sufficient disk storage for digitized video files, and communications hardware for linking the file server to the Internet and directly to marketing partners' file servers.

(7) Includes in-house production and costs for independent camera crews, overhead expenses, and compensation and benefits for existing employees for at least one year from the date of this offering.

The amounts set forth in the use of proceeds merely indicate the proposed use of proceeds, and actual expenditures may vary substantially from these estimates depending upon the fiscal health of the Company, the success, if any of the Company's proposed business and operations and the availability of other financing arrangements, such as lines of credit and loans. The Company is unable to predict the precise period for which this offering will provide financing, although management believes that the Company should have sufficient working capital to meet its cash requirements for the 24 month period following the date of this offering. Accordingly, the Company may need to seek additional funds through loans or other financing arrangements during this period of time. No such arrangements exist or are currently contemplated and there can be no assurance that they may be obtained in the future should the need arise.

Pending use of the net proceeds of the sale of the shares of Common Stock offered hereby, the Company intends to invest such funds in short-term, interest-bearing, investment grade obligations. Any additional proceeds received upon the exercise of the Representative's Warrants, or the exercise of any warrants or options held by the Company's shareholders, as well as income from investments, if any, will be added to working capital.

                                    DILUTION

The net tangible book value of the Company at September 30, 1996 was $(562,976) or approximately $(.30) per share of Common Stock (assuming that the Company has 1,866,039 shares outstanding as derived from the balance sheet as of that date). "Net tangible book value" per share represents the amount of total tangible assets of the Company less total liabilities of the Company, divided by the number of shares of Common Stock outstanding. Without taking into account any changes in such net tangible book value after September 30, 1996, and after giving effect to the sale by the Company of the 1,000,000 Shares of Common Stock offered hereby at an assumed initial public offering price of $6.00 per Share (after deducting underwriting discounts and estimated offering expenses), pro forma net tangible book value of the Company at September 30, 1996 would have been $4,337,024 or $1.51 per share of Common Stock, representing an immediate increase in net tangible book value of $1.81 per share to existing shareholders and an immediate dilution of $4.49 (75%) per share to new investors. "Dilution" is determined by subtracting net tangible book value per share after the offering from the offering price to investors. The following table illustrates this per share dilution:

        Initial public offering price per share               $6.00
        Pro forma net tangible book value per share,
          before the offering                                 $(.30)
        Increase per share attributable to new investors      $1.81
        Pro forma net tangible book value per
          share after the offering                            $1.51
        Dilution to new investors                             $4.49      (75%)

--------------

The above table assumes (i) no exercise of outstanding options or warrants with the exception of warrants to purchase an aggregate of 244,321 shares of Common Stock, nor (ii) the possible issuance of 200,000 shares of Common Stock reserved for issuance pursuant to the Company's Stock Option Plan. As of the date of this Prospectus, there are outstanding warrants to purchase an aggregate of 38,515 shares of Common Stock exercisable at prices ranging from $.875 to $1.75 and outstanding options to purchase (A) an aggregate of 13,215 shares of Common Stock at prices ranging from $.875 to $3.50 issued to shareholders of the Company and (B) an aggregate of 439,136 Shares at $.0001 per Share for a period of 5 years commencing January 1, 1997 issued to Randy S. Selman, the Chief Executive Officer, President, acting Chief Financial Officer and a Director and to Alan Saperstein, the Company's Vice President, Secretary and a Director. See "Description of Securities," "Executive Compensation, "Executive Compensation - 1996 Stock Option Plan," and "Underwriting."

The following table sets forth at September 30, 1996, with respect to the Company's existing shareholders and new investors in this offering, a comparison of the number of shares of Common Stock acquired from the Company, the percentage of ownership of such shares, the total consideration paid, the percentage of total consideration paid and the current shareholders of the Company.



                                                                                    AVERAGE
                                                     TOTAL CASH         AVERAGE     PRICE PER
                            SHARES PURCHASED     CONSIDERATION PAID     PRICE PER   SHARE AS
                            NUMBER    PERCENT    AMOUNT      PERCENT      SHARE     ADJUSTED(1)
                            --------  -------   ---------    -------    --------    -----------

Existing Shareholders......1,866,039    65.1%   $1,015,428     14.5%      $.54         $.80
New Investors..............1,000,000    34.9%   $6,000,000     85.5%     $6.00        $6.00

Total......................2,866,039     100%   $7,015,478   100.00%     $2.91        $2.17

--------------

(1) As adjusted for the conversion of Series A and B Preferred Stock and convertible debt which occurred subsequent to September 30, 1996.

                                 CAPITALIZATION

The following table sets forth the capitalization of the Company (i) at September 30, 1996, (ii) capital activity from October 1 through November 30, 1996, and (iii) pro-forma adjusted to give effect to the sale of the 1,000,000 shares of Common Stock offered hereby and the application of the estimated net proceeds therefrom assuming an offering price of $6.00 per share. See "Use of Proceeds."

                                                           ADJUSTED FOR
                                                         CAPITAL ACTIVITY     ADJUSTED FOR
                                                          OCT. 1, 1996 -         SHARES
                                      SEPT.30, 1996      NOV. 30, 1996 (1)       SOLD (2)(3)
                                      -------------      ----------------- -----------------

Debt:
    Loans payable, shareholders    $     50,000          $     15,000             - 0 -
    Convertible notes payable           680,000                - 0 -              - 0 -

Shareholders' Equity
    Preferred stock, par value .0001
        Series A, 185,716 shares
          issued and outstanding             19                - 0 -              - 0 -
        Series B, 113,750 shares
          issued and outstanding             11                - 0 -              - 0 -

    Common stock, par value .0001
        1,866,039 shares issued
        and outstanding                     187                   291               391
    Paid in Capital                   2,120,211             2,890,577         8,110,477
    Accumulated Deficit              (2,581,027)           (2,581,027)       (2,581,027)
                                 --------------         --------------    --------------

Total shareholders' equity         $    269,401          $    324,841      $  5,529,841
                                 ==============         =============     =============


(1) Gives effect to the conversion of convertible notes and all preferred stock to common stock, as well as the exercise of 95,501 warrants and 4,286 options and the repayment of $35,000 of the shareholder loans.

(2) Gives effect to the sale of the 1,000,000 shares in the offering and assumes the repayment of shareholder loans from working capital.

(3)     After deducting offering expenses estimated to be $780,000.

                                 DIVIDEND POLICY

The Company has never declared or paid cash dividends on its Common Stock and the Company does not currently intend to declare or pay cash dividend on the Common Stock in the foreseeable future. The Company currently intends to retain earnings for use in its business and therefore does not anticipate paying cash dividends in the foreseeable future.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables contain selected consolidated financial data as of and for the dates indicated and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto appearing elsewhere in this Prospectus.

                                                      VISUAL DATA CORP.
                                       Selected Historical Consolidated Financial Data

                                                      FROM MAY 17,
                                                    1993 (INCEPTION)
                                                    TO SEPTEMBER 30,                 YEAR ENDED SEPTEMBER 30
                                                         1994                   1995                     1996
                                                   ------------------         -----------------------------------

SELECTED STATEMENT OF
   OPERATIONS DATA:

Operating revenue                                     $         0             $         0             $   111,719
                                                      -----------             -----------             -----------

Operating expenses
  Selling, General and Administrative
  Compensation and Related Costs                                0                 206,935                 985,441
  Production                                                    0                  17,982                 121,239
  Occupancy                                                38,409                  62,991                  43,875
  Professional Fees                                        77,886                  87,662                 298,815
  Interest                                                  5,797                   9,606                  27,112
  Other                                                    66,674                 117,092                 527,692
                                                      -----------             -----------             -----------
    Total Operating Expenses                              188,766                 502,268               2,004,174
                                                      -----------             -----------             -----------
Loss from Operations                                     (188,766)               (502,268)             (1,892,455)

Other Income                                                    0                   1,709                     753
                                                      -----------             -----------             -----------

Net (Loss)                                            ($  188,766)            ($  500,559)            ($1,891,702)
                                                      ===========             ===========             ===========

Primary Earnings Per Share                            ($     0.11)            ($     0.26)            ($     0.83)
                                                      ===========             ===========             ===========

Fully Diluted Earnings Per Share                      ($     0.11)            ($     0.26)            ($     0.83)
                                                      ===========             ===========             ===========


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION


        The following discussion should be read in conjunction with the consolidated financial statements of the Company and the Notes thereto appearing elsewhere in this Prospectus.

RESULTS OF OPERATIONS

The Company, which exited the development stage during the fourth quarter of fiscal 1996, is a content developer specializing in the production, marketing and distribution of visual information for the Internet, interactive television
(ITV) and other on-line services. Through its international network of professional camera crews and state of the art video production studios, the Company is developing a number of full motion visual libraries containing short concise vignettes on topics of consumer interest such as travel, education, health, fitness, medicine and consumer products. Users will be able to view the libraries on laser discs, CD-ROMS, digital video discs (DVDs), VHS cassettes, through the Internet, and eventually the cable modem network and ITV. The Company's first product, the HotelView/registered trademark/ Library is a visual library of hotels and resorts which includes an overview of the amenities of hotels and resorts as well as local attractions and services.

The Company anticipates the development of both the Internet and ITV into the largest forms of interactive communications during the next few years. Since there can be no assurances that these technologies will continue to be developed, certain of the Company's products may have no global distribution mechanism. Therefore, the Company plans to continue to establish other distribution methods (for its other libraries) similar to its travel agent network, as well as make the information available on other media such as CD-ROMs, DVD, VHS tapes, as well as new media to be developed in the future.

As of September 30, 1996, the Company had incurred operating losses of $2,581,027 since inception. Approximately 70 hotel vignettes were produced up to that point in time. Revenues of $111,719 were recognized based on the redemption of room credit balances due to bookings made by the HVC travel agent network and tape sales to the hotels. Deposits of $70,500 collected through September 30, 1996 will be recognized as revenue by the Company in the first quarter of fiscal 1997 as it has fulfilled certain obligations; i.e., to install the videos into the travel agencies, a process which has been completed as of the date of this document. In addition, as the travel agent network books rooms, the Company expects to bill and collect as revenue remaining room credit balances of approximately $287,000.

The Company intends to continue to produce vignettes on many new hotels as these hotels enter into hotel services agreements with the Company for inclusion in the Library. The Company has budgeted additional dollars to be spent on advertising the Library to both trade (including hotel chains, travel agencies and travel industry associations) as well as to consumers to expand product awareness. See "Use of Proceeds."

The Company intends expanding sales of its library through joint ventures and alliances with travel service companies having the ability to penetrate the corporate hotel chain and management company markets. Discussions with several companies are expected to result in marketing and sales agreements during the first quarter of fiscal 1997.

The Company also intends to begin to develop other libraries during fiscal 1997 which libraries include CruiseView/trademark/, ConventionView/trademark/, and AdventureView/trademark/. Additionally, the company is planning to develop a library of nursing homes and convalescent care centers (CareView/trademark/) as well as time share properties (TimeShareView/trademark/).

The Company is currently negotiating to acquire certain products from a Canadian software company that has developed a high speed multi-media database and various application products. The Company expects to begin marketing these products during the second quarter of fiscal 1997.

LIQUIDITY AND CAPITAL RESOURCES

From inception (May 17, 1993) through September 30, 1996, the Company's capital has been provided by the sale of stock, debentures, convertible debt, the exercise of warrants and shareholder loans amounting to an aggregate of $2,448,153. These funds have been used for production ($139,221), compensation ($808,132), acquisition of equipment ($152,783) and general operations of the Company during its development stage. Accordingly, the Company's cash and equivalents decreased primarily as a result of implementing the Company's sales and marketing strategy, as well as continued development of the Company's travel agent network and product development.

Based on the level of success of its HotelView/registered trademark/ Library and expected introduction of additional libraries that the Company believes can be used in conjunction with most forms of media now conceived or developed in the future, the company anticipates the acquisition of additional capital equipment including editing facilities, travel agent equipment and an Internet file server with significant capacity and memory to store video files. See "Use of Proceeds." Additionally, the Company anticipates moving its principal offices to larger facilities and increasing the number of its employees, as required.

During July and August 1996, through its placement agent, the Company raised $850,000 through a private placement offering of certain of its securities. These proceeds were used to finance operations, further market the HotelView//registered trademark/ Library and repay shareholder loans of $35,000 and debt. It is expected that these funds will provide sufficient working capital through the effective date of this Prospectus, at which time both the results of operations, as well as the proceeds from the offering described in this Prospectus should be sufficient to maintain the business for the 24 month period following the date of this offering.

IMPACT OF INFLATION

        Inflation has not had a significant impact on the Company's operations.

                                    BUSINESS

GENERAL

Visual Data Corporation (the "Company"), a Florida corporation, is a "content" developer, specializing in the production, marketing and distribution of visual information for the Internet, other on-line services and, eventually, Interactive Television (ITV). Demand for full motion multimedia content continues to grow rapidly. In order to capitalize on this demand, the Company has established an international network of independent camera crews and in-house production staff capable of taping, editing and producing full motion video data at the Company's state of the art video production studio. The Company is currently using this video data to develop various libraries which contain short, concise vignettes on consumer oriented topics.

The Company's first product, the HotelView/registered trademark/ Library (the "Library"), is a visual library of hotels and resorts. The Library is being marketed through the Company's currently wholly-owned subsidiary, HotelView Corporation ("HVC"), a Florida corporation incorporated on September 15, 1993. The HotelView/registered trademark/ Library contains short, concise visual brochures ("vignettes") depicting the specific characteristics and amenities of hotels and resorts in full-motion video. The Library is marketed to (i) hotels and resorts, (ii) travel agencies, and (iii) potential travelers. Through inclusion in the HotelView/registered trademark/ Library, a hotel reaches thousands of travel agents and potential guests through a convenient, low cost, and effective method.

The Company is developing marketing relationships with travel industry companies whose goods and services complement those of the Company. The Company is currently targeting firms providing hotel reservation and marketing services for the travel industry via the Internet.

THE COMPANY'S PRODUCTS AND SERVICES

THE HOTELVIEW/REGISTERED TRADEMARK/ LIBRARY

The Company believes it has established a niche market in the hotel and travel industry by providing travel agents and potential travelers with full motion vignettes about hotels and resorts located in North America, the Caribbean and Europe, which vignettes are consistent in format, style, quality and duration. While various textual databases exist containing substantial information on hotels and resorts and their amenities (including brochures with photographs), these limited forms of media are becoming inadequate as consumers are demanding more detailed information in multi-media formats. The Company believes concise, non-promotional videos, with a voice narrative, specifically designed to provide the viewer with a clear perception of a hotel's or resort's facilities will meet this demand.

The Company's first phase of its development is the production, marketing and distribution of its HotelView/registered trademark/ Library. The HotelView/registered trademark/ Library contains vignettes of hotels and resortS. Each vignette is approximately two to three minutes in length providing the viewer with a look at the hotel's amenities. All facilities included in the HotelView/registered trademark/ Library are videotaped in a uniform manner and follow a format developed by the Company in order to maintain consistency and quality. Hotel and resort management are not involved in the development or content of the vignette except to verify accuracy, thereby permitting the HotelView/registered trademark/ Library to be fair and consistent in its presentation. Professionally videotaped with a voice narrative, the vignette shows the features of the hotel, including room views, conference facilities, lobby, pool, restaurants, grounds, sports facilities, and spas. Information concerning the relative location of the property to area attractions and airport facilities is also provided.

Each hotel or resort pays an annual fee of between $8,000 and $12,000 for inclusion in the Library. Each hotel or resort must renew its agreement with the Company annually and pay its annual fee ranging from $8,000 to $12,000 in order to remain in the Library. In the past, hotels have had the option to pay the Company by choosing one of two payment methods: (i) cash in full, or (ii) after payment of a cash deposit of $3,000, a performance-based arrangement whereby the Company is paid the balance due by the hotel or resort as rooms are booked by the HVC travel agent network.

The Library is supplied free of charge to qualifying travel agencies who typically have a minimum of six agents, have been in business for at least five years, and have annual bookings of at least $2 million. Each travel agent is provided with a base set of disks and then sent updates (which modifications may include additional hotels or modifications to existing hotels that were contained in the Library) several times each year. The Company provides its travel agents in order to display and copy a vignette for a client: (1) a laser disc player, (2) a combination television/VCR, and (3) the Library on laser disc. This system is easily assembled and requires minimal training.

The Company has selected laser discs as the storage medium for the HotelView/registered trademark/ Library since laser discs are extremely high quality, easy to use, and most importantly, allows instant access to individual vignettes. Unlike video tapes, laser discs do not require fast forward or reverse winding in order to access a particular part of the media. The video equipment, as well as the disc library, is supplied by the Company as part of the contract with the travel agents.

The equipment used in the HotelView/registered trademark/ Library system is provided by several leading manufacturers. The Company purchases all the equipment, including the laser disc player, and a combination television/VCR at a price of under $600. The Company has entered into a capital lease for certain of this equipment. The Company has also established pricing with a leading supplier of laser discs to create the disc masters at a one time per disc cost of $2,000. The agreement also provides for a $8 per disc copy cost. Therefore, copies of the initial hotel library will cost the Company approximately $48 per set. Additional disks will also cost $8 per disk with a one time cost of $2,000 for the disc master.

To use the HotelView/registered trademark/ Library, the viewer simply loads the laser disc into the player for the region they wish to view. A menu appears that asks the viewer to select from a list of hotels or maps. The viewer can then make a selection and view a particular hotel. At any time, the viewer can also choose to view nearby services or attractions -- such as theme parks and sports facilities. The Company's concept is for a potential traveler to "Look Before You Book/trademark/" a reservation so that travelers can make a more knowledgeable decision when choosing a hotel or resort.

For those travelers who are unable to visit a travel agency, HotelView/registered trademark/ Library videos are also available through the mail. A traveler wishing to receive videos on specific hotels can call a HotelView/registered trademark/ travel agent and request them. The agent can easily copy the desired videos from the discs onto VHS tape and mail the tape to the customer. Blank tapes and mailers to the travel agents are supplied by the Company at no charge.

The HotelView/registered trademark/ Library can be used in conjunction with other travel agent tools, such as airline reservation system terminals and various hotel directories that list location, price range, and basic amenities for thousands of hotels worldwide. Once a traveler has identified a hotel or group of hotels that meets his requirements, the traveler can use the HotelView/registered trademark/ Library to actually "see" the property. The Company believes that by using the HotelView/registered trademark/ Library, travel agents can reduce costly research time and improve client satisfaction. Travel agents can use the video library themselves (to learn more about the hotels and resorts included in the HotelView/registered trademark/ Library) or provide access to the library to their clients.

The HotelView /registered trademark/ Library is now being marketed to international hotels and resorts and international travel agencies from the Company's Munich, Germany sales office. HotelView/registered trademark/ vignettes are being translated into French, German, Spanish and Japanese.

OTHER LIBRARIES

In addition to the HotelView/registered trademark/ Library, the Company plans to create and maintain additional video libraries for travel related topics as well as on other topics of general consumer interests. The following are examples of the libraries already in the planning stages by the Company:

- CRUISEVIEW/trademark/ - A visual database of top cruise ships and facilities.

- ADVENTUREVIEW/trademark/ - A collection of exotic and exciting vacations on video. Vignettes of unusual activities ranging from rafting trips, safaris, mountain climbing, diving expeditions and even hiking through the Amazon.

- CONVENTIONVIEW/trademark/ - A visual library of convention centers and meeting facilities.

- CAMPUSVIEW/trademark/ - A visual database of American colleges and universities. Concise vignettes include tours of the school's facilities, special program descriptions, and campus social life.

- CAREVIEW/trademark/ - A library of nursing homes, adult care centers and rehabilitation facilities.

- HEALTH & FITNESSVIEW/trademark/ - A collection of specific exercise videos. The viewer can customize a workout by watching and selecting only the exercise segments they need. Special exercise and workout products are also reviewed. Other health related libraries include nursing homes, rehabilitation centers and specialized hospitals.

- MEDICALVIEW/trademark/ - Medical treatments are presented in-depth, in easy-to-understand, comforting terms by a physician specializing in that field.

- PRODUCT & INFORMATIONVIEW/trademark/ - An ever growing collection of consumer products presented to consumers to enable review of each item's features and capabilities before they purchase. Selected manufacturer's entire lines, in every model and color, will be shown. Full-motion instructional information will be included on products requiring assembly.

Because the Company intends to create and distribute visual information, the Company is not dependent on any specific technology or service that will deliver this information to the consumer. This battle is being waged between cable companies, telephone companies, computer software and hardware companies, and communications equipment manufacturers. The Company anticipates that its products and services will be fully operational on any potential platform.

PRODUCT DISTRIBUTION

GENERAL

The Company's libraries will be offered to the general public through various media. HotelView/registered trademark/, and its related libraries (CruiseView/trademark/, AdventureView/trademark/ and ConventionView/trademark/), will be available to the general public through a travel agent distribution channel developed by the Company. This travel agent network will eventually be converted to an on-line network as soon as high speed data transmission capability is widely available. Many of the Company's other libraries will only become effective at that time. MedicalView/trademark/, CampusView/trademark/, Health and FitnessView/trademark/, and Product and InformationView/trademark/ will be dependEnt on the capability of the on-line systems, the Internet and/or interactive television. These libraries will not be introduced until that time.

THE INTERNET

During 1997, certain technological advancements (including cable modems, digital satellite and high speed wireless modems) are expected to be implemented. These advancements will enable suppliers and users of the Internet to access multi-media (including full motion video) information efficiently. The Company's Libraries, including the HotelView/registered trademark/ Library, will be made available to information suppliers (websites) that provide various services to consumers via the Internet. The Company also intends to distribute its video libraries directly to consumers via its own Internet websites.

VIDEOTAPING AND PRODUCTION

HOTELVIEW/REGISTERED TRADEMARK/ LIBRARY

The HotelView/registered trademark/ Library is being produced using an international network of professional camera crews, cultivated over 13 years by the Company's co-founder, Alan Saperstein. See "Management." The camera crews are independent contractors, enabling the Company to pay for services only as required. The Company has developed a network of over 250 camera crews in 40 states as well as in Europe, Japan, and the Far East. These crews have been trained by the Company to produce vignettes which conform in style, quality and duration. Crews in areas such as New York, Washington, D.C., Boston, Florida, Arizona, California, Nevada, Louisiana, Oregon, and the Caribbean have already taped HotelView/registered trademark/ vignettes.

The Company has a state-of-the-art non-linear video editing system and a digital sound editing system fully operational in its Boca Raton, Florida facility. The Company has hired and trained personnel to perform editing and final production tasks. The editing equipment and software, which costs approximately $170,000, is being financed upon a capital lease agreements (with payments of approximately $5,500 per month). The Company expects to expand its video production capability by adding additional video production facilities, as demand for the Company's products increases. The Company estimates that a typical editing suite with an experienced editor and the use of the services of a scriptwriter and graphics designer can produce approximately 285 vignettes per year, based upon the format of a HotelView/registered trademark/ vignette.

MARKETING AND SALES STRATEGY

HOTELVIEW/REGISTERED TRADEMARK/ LIBRARY

The Company continues to target and establish relationships with major hotel chains, travel agencies, travel associations and travel bureaus throughout the United States, Canada, Europe and the Caribbean. The Company has hired sales representatives in the Northeast, Southeast and Western areas of the United States. The Company has already contracted with and completed production of many well-known hotels such as the Fontainebleau (Miami), the Arizona Biltmore (Scottsdale), Walt Disney World Dolphin and Swan (Orlando), Ritz Carlton (Laguna Niguel), the Waldorf-Astoria (New York), and the Mirage (Las Vegas).

While the Company has established relationships with a number of the larger hotel chains such as Hilton, Best Western, Hyatt, Crowne Plaza and Doubletree, the Company is also focusing on lesser-known, but high quality hotels and resorts who may not have the name recognition of the larger chains and thus, are often overlooked by travelers and travel professionals. The Company intends to focus on those hotels that have a minimum daily room price of not less than $100 per day with the number of rooms of not less than 100. The Company is also in the process of establishing relationships with smaller properties such as bed and breakfasts in the Caribbean and New England, as well as in targeted ski areas throughout the United States for inclusion in the HotelView/registered trademark/ Library.

The Company has already established relationships with agencies that are part of a number of the major consortiums including American Express/registered trademark/, VTS/registered trademark/, and Carlson/registered trademark/. American Express Travel Services has agreed to endorse the HotelView/registered trademark/ Library to certain of its agencies.

The Company initially created a marketing program that enables a hotel to pay for a portion of the library subscription fee on a performance basis. After paying an initial deposit, the balance of the fee is paid as rooms are booked by HVC travel agents. The program will be phased out in January 1997. Thereafter, all fees from hotels will be paid in cash.

The Company has begun a national advertising program in both newspapers and travel magazines introducing the HotelView/registered trademark/ Library to consumers as well as to hotels and travel agents. The credibility from this program is expected to enhance the sales efforts and increase the closure rate of hotels. The Company has created a promotional video that demonstrates the operation of the HotelView/registered trademark/ system. The video contains examples of hotel vignettes and shows the benefits of the system to the client, travel agent and hotel and resort operators. The tape, along with various brochures, has been sent to the targeted travel agencies representing a significant portion of the leisure travel business. The Company has installed over 200 systems with a sampler disc of over 20 hotels to promote the program and test its operation. Four additional discs with hotels from New York, Boston, Washington, D.C., California, Arizona, Nevada, Florida and the Caribbean were distributed in November 1996 and through November 1996, travel agents have produced close to $200,000 in hotel bookings for hotels participating in the Library.

Sales of the HotelView/registered trademark/ Library are primarily made to hotels by the Company's professional direct sales group. Regional sales representatives are canvassing primary U.S., Caribbean, and European leisure destinations for the initial library. The direct sales representatives work in conjunction with a telemarketing department that sets appointments with hotel management. The Company has developed brochures, marketing collaterals and demo videos to support the sales efforts.

INTERNET STRATEGY

As higher speed access (such as cable modems and digital satellite technology) becomes more available, the Company plans to provide to hotels a single video storage location (file server) that will be connected both to the Internet directly, and via point-to-point high speed data links to the file servers of the prominent travel service providers on the Internet. In this arrangement Internet users visiting a travel site such as the TravelWeb (Pegasus) or Travelocity (Sabre) can make airline reservations, select a hotel, see the hotel's video and book the hotel without leaving the travel services web site. The hotels' annual fee allows each of them to participate both in the Company's travel agent network as well as to be part of the Company's Library on the Internet and the Company links them to all participating travel services on the Internet.

STRATEGIC ALLIANCES

The Company's business strategy is to enter into strategic alliances with enterprises that have the ability to reach the targeted markets to whom the Company's products are aimed. The Company has established a strategic marketing partnership with the American Hotel and Motel Association ("AH&MA"), the largest association of hoteliers in the world, with 50 state affiliates and over 10,000 hotel members.

The Company has recently entered into a letter of intent with Pegasus Systems, Inc., which is owned by hotel chains including Hyatt, Marriott, Hilton, Sonesta, Westin and Wyndham (and which includes more than 15,000 hotel customers). The Company has recently entered into negotiations with (i) Reed Travel Group, Inc., which publishes the Hotel & Travel Index (HTI), the largest directory of hotels worldwide, the Official Hotel Guide, and Business Travel Planner, (ii) Wizcom, Inc., which is owned by Avis rental car and HFS Corp. and which has more than 6,000 hotel customers, and (iii) Sabre Interactive, Inc, which is owned by the Sabre Group, a wholly-owned subsidiary of AMR Corp., which is the parent company of American Airlines and which is linked to most hotels who have automated booking processes. See "Risk Factors - Pegasus' Option To Purchase up to 33.3% of HotelView Corporation.

It is the intent that each of these companies will use their best efforts to market, endorse, and promote the HotelView/registered trademark/ Library to each of their respective customer-base hotels and to obtain executed agreements from hotels for inclusion in the HotelView/registered trademark/ Library. Each of these marketing partners will typically receive commissions of 20% on sales made for initial contracts and 10% for renewals of contracts obtained by them, respectively.

PENDING ACQUISITIONS

The Company has entered into a non-binding letter of intent with Digital Criteria Search Technologies, Inc. ("DCST") to acquire certain software products which the Company anticipates will be developed into additional libraries, which include three entertainment/talent libraries including (i) QuickCast-Voice (a library of voice talent), (ii) Model Select (a library of modeling talent), and
(iii) QuickCast Directors (a library of film and video directors). Additionally, the Company and DCST intend to enter into a marketing and licensing agreement to market additional software products, Checkmate, a multimedia dating service, and CareerSelect/trademark/, a multimedia job opportunity library which also contains information concerning potential employment candidates and which will be available through the Internet.

COMPETITION

The Company is engaged in a highly-competitive segment of the industry which disseminates information through video technology. The Company may compete directly or indirectly with many companies, a number of which are larger, better capitalized, more established and have greater access to resources necessary to produce a competitive advantage. However, the Company believes, but there can be no assurances that, there are no competitors who have or are developing products using the same format, style, content and delivery as the Company's, although similar products may exist in different formats.

INTELLECTUAL PROPERTY

Each of the Company's vignettes is protected to the fullest extent under United States copyright law, and all foreign jurisdictions with whom the United States is part of a treaties concerning the protection of copyright (including the Berne Convention).

The Company has obtained federal trademark protection for its mark HotelView /registered trademark/ and has filed for federal trademark registration for the marks CruiseView/trademark/, Campusview/trademark/, MedicalView/trademark/, ConventionView/trademark/, AdventureView/trademark/, Product and
InformationView/trademark/ and Look Before You Book/trademark/.

EMPLOYEES

The Company and its wholly owned subsidiary, HVC, currently has 15 employees, of which three are in management, three are in sales, three are in telemarketing, three are in video production, and three are administrative (including the Company's controller).

FACILITIES

The Company currently leases approximately 3,525 square feet of office space in Boca Raton, Florida. The lease commenced on May 1, 1995 and continues for two years to April 30, 1997, with one two-year renewal option. The Company's monthly rent is $3,525.

LEGAL PROCEEDINGS

Neither the Company nor its subsidiary, HotelView Corporation, is a party to any material legal proceedings and, to the best of the Company's information, knowledge and belief, none is contemplated or has been threatened.

                                   MANAGEMENT

The following persons are the directors and executive officers of the Company:

NAME                     AGE         POSITION
----                     ---         ---------

Randy S. Selman          40          President, Chief Executive Officer,
                                     acting Chief Financial Officer, Director

Alan M. Saperstein       37          Vice President, Secretary, Director

RANDY S. SELMAN. Since the Company's inception in May 1993, Mr. Selman has served as the Company's Chief Executive Officer, President, and a Director and its acting Chief Financial Officer since 1996. From March 1985 through May 1993, Mr. Selman was Chairman of the Board, President and Chief Executive Officer of SK Technologies Corporation (SKTC-NASDAQ SmallCap Market), a publicly-traded software development company. SKTC develops and markets software for point-of-sale with complete back office functions such as inventory, sales analysis and communications. Mr. Selman founded SKTC in 1985 and took the company public in 1989. Mr. Selman's responsibilities included management of SKTC, public and investor relations, finance, high level sales and general overall administration.

ALAN M. SAPERSTEIN. Mr. Saperstein has served as the Company's Vice President, Secretary and a Director since its inception in May 1993. Since 1989, Mr. Saperstein has been a free-lance producer of video film projects. Mr. Saperstein has provided consulting services for corporations which have set up their own sales and training video departments. From 1983 through 1989, Mr. Saperstein was the Executive Director/Entertainment Division of NFL Films where Mr. Saperstein was responsible for supervision of all projects, budgets, screenings and staffing.

There is no family relationship between any of the executive officers and directors.

Upon the effective date of this Prospectus, two new board members have agreed to join the Company's Board as its outside directors. Ben Swirsky is the President and Chief Executive Officer of Slater Steel, Inc., a publicly traded company listed on the Toronto Stock Exchange (SSI) with investments in the steel, steel service, forging, pole-line hardware and trucking industries. Mr. Swirsky is also a member of the Board of Directors of the Four Seasons Hotel Corp., an international chain of first class hotels located throughout the world. Brian K. Service is currently an international business consultant with clients in North and South America, the United Kingdom, Asia, Australia and New Zealand. From October 1992 to October 1994, Mr. Service was the CEO and Managing Director of Salmond Smith Biolad, a New Zealand, publicly traded company with 3 divisions, and from October 1986 to October 1992, he was the CEO and Executive Chairman of Milk Products Holding (North America) Inc., a wholly owned subsidiary of the New Zealand Dairy Board in Santa Rosa California, which was the sole marketer of New Zealand dairy products in North America. In addition, Eric Jacobs, currently the Vice-president and General Manager of HotelView Corporation, has agreed to become the third new board member. See "Significant Employees.

Additionally, following the effective date of this offering, the Company intends to undertake an employment search to hire a full-time Chief Financial Officer.

SIGNIFICANT EMPLOYEES

ERIC JACOBS has been Vice President and General Manager of the Company's wholly owned subsidiary, HotelView Corporation since March 1996. From October 1993 through February 1996, Mr. Jacobs was a member of the City of Miami Beach Commission and served as the Chairman of (i) the Miami Beach Visitor and Convention Authority, (ii) the Greater Miami and the Beaches Hotel Association, and (iii) the Miami Beach Chamber of Commerce. From 1972 through October 1993, Mr. Jacobs was the owner, President, and General Manager of the Tarleton Hotel, Miami Beach, Florida.

Officers are elected annually by the Board of Directors and serve at the discretion of the Board. The Company has purchased key-man insurance for Mr. Saperstein and intends to purchase similar insurance for Mr. Selman in the future.

BOARD OF DIRECTORS

Election of Directors

Each director is elected at the Company's annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until their successors are elected and qualified. At present, the Company's bylaws provide for not less than one director. Currently, there are two directors in the Company. The bylaws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contracts, at the discretion of the Board. Other than as indicated above, there are no family relations among any officers or directors of the Company. The officers of the Company devote full time to the business of the Company. See "Certain Transactions".

DIRECTORS' COMPENSATION

Directors receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable out-of-pocket expenses incurred in connection with their attendance at Board of Directors' meetings. Pursuant to the Plan, directors who are not 10% shareholders or employees will receive a grant of Common Stock and non-qualified stock options as described under "1996 Stock Option Plan."

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

        The following table shows, for the three year period ended September 30, 1995, the cash and other compensation paid by the Company to its President, acting Chief Financial Officer and Chief Executive Officer and its Vice President and to each of the executive officers of the Company who had annual compensation in excess of $100,000.

                           SUMMARY COMPENSATION TABLE


                                                           OTHER                                       ALL
NAME AND                                                   ANNUAL        RESTRICTED                    OTHER
PRINCIPAL                                                  COMPEN-       STOCK       OPTIONS/   LTIP   COMPEN-
POSITION                    PERIOD     SALARY   BONUS      SATION        AWARDS      SARS(#)           SATION

Randy S. Selman              1996     $83,000    -0-     $2,092.84(1)      -0-       219,568    -0-      -0-
President, Chief             1995     $43,333    -0-     $2,174.83(2)      -0-        -0-       -0-      -0-
Executive Officer            1994        -0-     -0-        -0-            -0-        -0-       -0-      -0-
acting Chief Financial
Officer, Director

Alan Saperstein              1996     $83,000    -0-     $5,927.19(3)      -0-       219,568    -0-      -0-
Vice President,              1995     $43,333    -0-     $5,951.73(4)      -0-        -0-       -0-      -0-
Secretary,                   1994        -0-     -0-        -0-            -0-        -0-       -0-      -0-
Director

--------------

(1) Includes $568.70 for disability insurance and $1,524.14 for medical insurance.

(2) Includes $616.00 for disability insurance and $1,558.83 for medical insurance.

(3) Includes $424.08 for disability insurance and $5503.11 for medical insurance (family plan).

(4) Includes $388.74 for disability insurance policy and $5,562.99 for medical insurance (family plan).

EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements (the "Agreements") with Randy
S. Selman, the Company's Chief Executive Officer, President, acting Chief Financial Officer, and a Director, and with Alan Saperstein, the Company's Vice President, Secretary, and a Director effective October 19, 1996. Each of the Agreements between the Company and Messrs. Selman and Saperstein are substantially similar. The term of the Agreements is for two years from the effective date of the Agreements and is renewable for successive one year terms unless terminated. The annual salary under each of the Agreements $125,000, which amount will be increased by 10% each year. Messrs. Selman and Saperstein are also each eligible to receive an annual bonus equal to 3% of the Company's earnings before income tax, depreciation and amortization (EBITDA) on that portion of EBITDA that has increased over the previous year's EBITDA. Additionally, on January 1 of each year Messrs. Selman and Saperstein shall receive options to purchase 25,000 shares of Common Stock at a price equal to the average closing price for the five (5) prior trading days prior to the Grant Date, for an exercise period of five (5) years from the Grant Date.

The Agreements also provide, among other things, for participation in any profit-sharing or retirement plan and in other employee benefits applicable to employees and executives of the Company. The Agreements further provide for an automobile allowance and fringe benefits commensurate with the duties and responsibilities of Messrs. Selman and Saperstein. The Agreements also provide for benefits in the event of disability. Additionally, Messrs. Selman and Saperstein may be granted certain bonus incentives by the Company's Board of Directors. Furthermore, the Company has agreed to indemnify each of them for any obligations or guaranties which either of them may have undertaken on behalf of the Company.

Under the terms of the Agreements, the Company's may terminate the employment of Mr. Selman or Mr. Saperstein either with or without good cause. If the employee is terminated by the Company without cause, or by Mr. Selman or Mr. Saperstein, as applicable, the Company would be obligated to pay that executive an amount equal to three (3) times that executive's current annual compensation (including base salary and bonus), payable in bi-weekly installments (except in the case of a termination upon a change in control wherein the executive may elect either a lump sum payment, discounted to present market value or payment over a three year period in bi-weekly installments). Additionally, the executive would be entitled to participate in and accrue medical benefits for a period of two years after the date of termination without cause (by the Company) or for good cause (by the executive). To the extent that either Messrs. Selman or Saperstein are terminated for cause, no severance benefits shall be paid.

                        OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information with respect to the grant of options to purchase shares of Common Stock during the fiscal year ended September 30, 1996 to each person named in the Summary Compensation Table.

                                  NUMBER OF        % OF TOTAL
                                  SECURITIES       OPTIONS/SARS
                                  UNDERLYING       GRANTED TO       EXERCISE OR
                                  OPTIONS/SARS     EMPLOYEES IN     BASE PRICE      EXPIRATION
NAME                              GRANTED(#)       FISCAL YEAR      ($/SHARES)      DATE

Randy S. Selman, President,
Chief Executive Officer,
acting Chief Financial
Officer, Director                   219,568            50%            $.0001        12/31/01

Alan Saperstein, Vice President
Secretary, Director                 219,568            50%            $.0001        12/31/01

INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

The Board of Directors have approved, and a majority of the Company's shareholders intend to adopt and implement the Company's proposed 1996 Stock Option Plan at a special meeting of shareholders to be held in January 1997 (the "Plan").

The Plan will work to increase the employees', advisors, consultants' and non-employee directors' proprietary interest in the Company and to align more closely their interests with the interests of the Company's stockholders. The Plan will also maintain the Company's ability to attract and retain the services of experienced and highly qualified employees and non-employee directors.

Under the Plan, the Company intends to reserve an aggregate of 200,000 shares of Common Stock for issuance pursuant to options granted under the Plan ("Plan Options"). The Board of Directors or a Committee of the Board of Directors (the "Committee") of the Company will administer the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

Plan Options granted under the Plan may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify ("Non-Qualified Options"). In addition, the Plan also allows for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of Common Stock owned by the eligible person and receive a new Plan Option to purchase shares of Common Stock equal in number to the tendered shares. Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock must be at least 110% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of the Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock, no more than five years after the date of the grant.

The exercise price of Non-Qualified Options shall be determined by the Board of Directors or the Committee.

The per share purchase price of shares subject to Plan Options granted under the Plan may be adjusted in the event of certain changes in the Company's capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plan.

Officers, directors, key employees and consultants of the Company and its subsidiaries (if applicable in the future) will be eligible to receive Non-Qualified Options under the Plan. Only officers, directors and employees of the Company who are employed by the Company or by any subsidiary thereof are eligible to receive Incentive Options.

All Plan Options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not an employee of the Company but is a member of the Company's Board of Directors and his service as a Director is terminated for any reason, other than death or disability, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or 30 days following the date of termination. If the optionee dies during the term of his employment, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Internal Revenue Code of 1986, the Plan Option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

The Board of Directors or the Committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made which (i) increases the total number of shares subject to the Plan or changes the minimum purchase price therefor (except in either case in the event of adjustments due to changes in the Company's capitalization), (ii) affects outstanding Plan Options or any exercise right thereunder, (iii) extends the term of any Plan Option beyond ten years, or (iv) extends the termination date of the Plan. Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan shall terminate on approximately 10 years from the date of the Plan's adoption. Any such termination of the Plan shall not affect the validity of any Plan Options previously granted thereunder.

The Company intends to schedule a special meeting of its shareholders in the near future to adopt the 1996 Stock Option Plan. As of the date hereof, no options have been granted pursuant to the 1996 Stock Option Plan.

OPTION EXERCISES AND HOLDINGS

The following table sets forth information with respect to the exercise of options to purchase shares of Common Stock during the fiscal year ended September 30, 1996 to each person named in the Summary Compensation Table and the unexercised options held as of the end of the 1996 fiscal year.




               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES


                                                           NUMBER OF
                                                           SECURITIES       VALUE
                                                           UNDERLYING       UNEXERCISED
                                                           UNEXERCISED      IN-THE-MONEY
                           SHARES                          OPTIONS/SARS     OPTIONS/SARS
                           ACQUIRED       VALUE            AT FY-END(#)     AT FY-END ($)
                           ON             REALIZED         EXERCISABLE/     EXERCISABLE
NAME                       EXERCISE (#)      ($)           UNEXERCISABLE    UNEXERCISABLE

Randy S. Selman
President, Chief
Executive Officer,
acting Chief Financial
Officer, Director             -0-           -0-                -0-               -0-

Alan Saperstein.
Vice President, Secretary,
and Director                  -0-           -0-                -0-               -0-

                    LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

                           NUMBER         PERFORMANCE      ESTIMATED FUTURE PAYOUTS UNDER
                           OF SHARES,     OR OTHER         NON-STOCK PRICE-BASED PLANS
                           UNITS OR       PERIOD UNTIL
                           OTHER RIGHTS   MATURATION       THRESHOLD     TARGET   MAXIMUM
          NAME                (#)         OR PAYOUT        ($ OR #)     ($ OR #)  ($ OR #)

Randy S. Selman
President, Chief
Executive Officer,
acting Chief Financial
Officer, Director             -0-            -0-             -0-          -0-        -0-

Alan Saperstein.
Vice President, Secretary,
and Director                  -0-            -0-             -0-          -0-        -0-


INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Florida Business Corporation Act (the "Corporation Act") permits the indemnification of directors, employees, officers and agents of Florida corporations. The Company's Articles of Incorporation (the "Articles") and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Corporation Act. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

LIMITATION OF LIABILITY

Under Florida law, the Company's directors are protected against personal liability for monetary damages from breaches of their duty of care. As a result, the Company's directors will not be liable in an action by the Company or a shareholder for monetary damages alleging negligence or gross negligence in the performance of their duties. In such actions, they remain liable for monetary damages for wilful misconduct, conscious disregard of the best interest of the Company, and for transactions from which a director derives an improper personal benefit. Directors also remain liable under another provision of Florida law which makes directors personally liable for unlawful distributions and expressly sets forth a negligence standard with respect to such liability. The liability of the Company's directors under federal or applicable state securities laws is also unaffected. The Company has applied for directors' liability insurance.

While a Company's directors have protection from awards of monetary damages for breaches of fiduciary duty, that does not eliminate their fiduciary duty. Equitable remedies, such as an injunction or rescission based upon a director's breach of fiduciary duty, are still available.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

THE COMPANY

LOANS AND ADVANCES FROM OFFICER, DIRECTORS, EMPLOYEES AND SHAREHOLDERS TO THE COMPANY

        On February 12, 1996, three shareholders of the Company made loans to the Company in the aggregate principal amount of $50,000 plus interest at 6% per annum. Additionally, the shareholders received warrants to purchase an aggregate of 20,000 shares of Common Stock at $.875 per Share. The final payment of principal and accrued interest were paid by the Company to these shareholders on August 13, 1996.

        On March 5, 1996, the same three shareholders of the Company discussed above made additional loans to the Company in the aggregate principal amount of $50,000 plus interest at 6% per annum. As of the date hereof, the principal amount of $15,000 and accrued interest (from August 13, 1996) is outstanding.

OFFICE SPACE

The Company's wholly owned subsidiary, HotelView Corporation, currently is the lessee of the Company's executive offices in Boca Raton, Florida. The Company is responsible for 50% of the lease obligations for the leased space and HotelView Corporation is responsible for the remaining 50%.

OFFICERS AND DIRECTORS OF THE COMPANY AND ITS SUBSIDIARIES

The Directors and Executive Officers of the Company also serve in the same capacity as Directors and Executive Officers of the Company's wholly owned subsidiary, HotelView Corporation.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the Company's Common Stock beneficially owned at September 30, 1996 (i) by each person who is known by the Company to beneficially own more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director and officer of the Company, and (iii) all directors and officers as a group. Unless otherwise set forth, the mailing addresses for the individuals named is 1600 South Dixie Highway, Suite 3A, Boca Raton, Florida 33432. At December 1, 1996, there were 4,058,214 shares of Common Stock outstanding (giving effect to (i) options to purchase an aggregate of 439,136 Shares at $.0001 for a period of five years commencing January 1, 1997 issued to Messrs. Selman (219,568) and Saperstein (219,568 Shares); and (ii) the exercise of an aggregate of 244,321 warrants to purchase 244,321 shares of Common Stock which underlying shares of Common Stock are being registered as part of a Selling Securityholders's Registration Statement of even date).

                                           AMOUNT AND NATURE                    PERCENTAGE OF OUTSTANDING CLASS
NAME AND ADDRESS                        OF BENEFICIAL OWNERSHIP                       OF COMMON STOCK OWNED
OF BENEFICIAL OWNER(1)           PRIOR TO OFFERING      AFTER OFFERING        PRIOR TO OFFERING     AFTER OFFERING

Randy S. Selman
President/CEO/Chief
Financial Officer/
Director(2)(3)(4)(6)                 505,359              428,930                   12.45%               8.48%

Alan M. Saperstein,
Vice President/
Secretary/
Director(2)(3)(5)(6)                 539,476              463,047                   13.29%               9.15%

All Officers and Directors
as a group(3) (two persons)        1,044,835              891,977                   25.74%              17.63%

Fleet National Bank, N.A. Trustee,
U/A Frederick A. DeLuca 102
Qualified Annuity
Trust(2)(7)                          252,292              216,578                    6.22%               4.28%

--------------

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of the Prospectus upon the exercise of warrants or options or the conversion of convertible securities.

(2) Gives effect to the outstanding shares of Common Stock but gives no effect to or the exercise of warrants or options, except as otherwise indicated. See "Description of Securities."

(3) Gives effect to the exercise of the Underwriter's Over-Allotment Option, of which Mr. Selman and Mr. Saperstein has agreed with the Representative to sell up to an aggregate of 150,000 shares of their Common Stock upon exercise of the Underwriter's Over- Allotment Option. See "Underwriting." Does include 1,429 shares of Common Shares each being registered pursuant to a Selling Securityholders' Registration Statement of even date.

(4) Does not include warrants to purchase 6,250 shares of Common Stock at $.875 per share from the date of issuance.

(5) Does not include warrants to purchase 3,929 shares of Common Stock at $.875 from the date of issuance.

(6) Includes options to purchase 219,568 and 219,568 shares of Common Stock at $.0001 per Share issued to Messrs. Selman and Saperstein, respectively upon the mandatory conversion of the Series A Convertible Preferred Stock, pursuant to certain bonus incentives previously granted to Messrs. Selman and Saperstein.

(7)     The address is P.O. 40460, Rochester, New York 44609.

Messrs. Selman and Saperstein were parties to a voting trust agreement and a shareholders agreement that terminated as of the date hereof.

                            DESCRIPTION OF SECURITIES

The Company is currently authorized to issue up to 20,000,000 shares of Common Stock, par value $.0001 per share of which 4,058,214 shares were outstanding as of December 1, 1996 (after giving effect to the conversion of the Company's Series A Preferred Stock, Series B Preferred Stock, and an aggregate of $850,000 Principal Amount of Notes convertible into an aggregate of 340,000 Shares at $2.50 per Share, as described hereinafter). The Company is also authorized to issue 5,000,000 shares of preferred stock, par value $.0001. As of the date of this Prospectus, the Company has designated two series of Preferred Stock, (i) 650,000 shares have been designated as Series A Convertible Preferred Stock, none of which are currently issued or outstanding, and (ii) 1,000,000 shares has been designated as Series B Convertible Preferred Stock, none of which are currently issued or outstanding.

COMMON STOCK

The Company is authorized to issue 20,000,000 Shares of Common Stock, par value $.0001, of which 4,058,214 Shares are issued and outstanding as of the date of this Prospectus, without giving effect to (i) shares of Common Stock reserved for issuance under the Company's 1996 Stock Option Plan, or (ii) with the exception of options to purchase an aggregate of 244,321 shares of Common Stock at prices ranging from $5.00 per shares (100,000 Shares) to $6.60 per Shares (144,321 Shares), any shares of Common Stock reserved for issuance pursuant to certain other warrants or options granted by the Company which have not, as yet, been exercised. The outstanding shares of Common Stock are fully paid and non-assessable.

The holders of Common Stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of shareholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of such shares voting for the election of directors can elect one hundred percent (100%) of the directors if they choose to do so and, in such event, the holders of the remaining shares so voting will not be able to elect any directors.

Upon any liquidation, dissolution or winding-up of the Company, the assets of the Company, after the payment of the Company's debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of "Preferred Stock" then outstanding, will be distributed pro-rata to the holders of the Common Stock. See "Description of Securities Series A Convertible Preferred Stock and Series B Convertible Preferred Stock." The holders of the Common Stock do not have preemptive or conversion rights to subscribe for any securities of the Company and have no right to require the Company to redeem or purchase their shares. The holders of Common Stock are entitled to share equally in dividends, if, as and when declared by the Board of Directors of the Company, out of funds legally available therefor, subject to the priorities accorded any class of Preferred Stock which may be issued. A consolidation or merger of the Company, or a sale, transfer or lease of all or substantially all of the assets of the Company, which does not involve distribution by the Company of cash or other property to the holders of Common Stock, will not be deemed to be a liquidation, dissolution or winding up of the Company.

PREFERRED STOCK

The Company is authorized to issue 5,000,000 shares of Preferred Stock, par value $.0001 per share. The Company has designated two series of Preferred Stock, (i) 650,000 shares have been designated as Series A Convertible Preferred Stock, none of which are currently issued or outstanding, and (ii) 1,000,000 shares has been designated as Series B Convertible Preferred Stock, none of which are currently issued or outstanding.

The Board of Directors of the Company has the authority, without further action by shareholders, to issue the Preferred Stock in one or more series, and to fix for any series the dividend rate, redemption price, liquidation or dissolution preferences, conversion rights, voting rights and other preferences and privileges.

SERIES A CONVERTIBLE PREFERRED STOCK

The Company has designated 650,000 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock"), none of which are currently issued and outstanding, however, just prior to the filing of the Company's registration statement of which this Prospectus is a part, holders of 185,716 shares of Series A Preferred Stock converted their shares into an aggregate of 371,432 shares of Common Stock.

Each share of Series A Preferred Stock is convertible into two (2) shares of Common Stock. The shares have no dividend rights and each one (1) share of Series A Preferred Stock shall have two (2) votes per share and the Series A Preferred Stock shall vote with the Common Stock as a single class on all matters in which the Common Stock is entitled to vote. There are proportional adjustments stock splits, recapitalization and similar transactions. In the event of liquidation, dissolution or winding up of the Company, holders of the Series A Preferred Stock will be entitled to receive, after due payment or provision for payment of the debts and other liabilities of the Company, a liquidating distribution of up to $3.50 per share of Series A Preferred Stock before any distributions may be made to any other series of preferred stock of the Common Stock of the Company.

A holder of the Series A Preferred Stock has the right to include up to fifty percent (50%) of shares of Common Stock underlying the Series A Preferred Stock in this registration statement, provided that (i) the conversion of the Series A Preferred Stock is effectuated at the discretion of the Investor; and (ii) the holder of the Series A Preferred Stock has never received any distributions or dividends in connection with the Series A Preferred Stock and subject to the sole discretion of the Company's underwriter, if applicable, of a Registration Statement who may (i) refuse or defer such registration rights or (ii) impose certain restrictions including a "lock-up restriction" on the Common Stock. To the extent that such "piggyback rights" are available, any holder of the Series A Preferred Stock not electing to participate will be deemed to have waived that holder's "piggyback" registration rights. No distributions or dividends have been made in connection with the Series A Preferred Stock. All holders of the Series A Preferred Stock have elected to convert an aggregate of 185,716 shares of Series A Preferred Stock into 371,432 shares of Common Stock, of which 185,716 shares shall be registered pursuant to this Registration Statement and an Alternate Prospectus, which shares of Common Stock are subject to a twelve
(12) month lock-up period from the effective date of this Prospectus, unless otherwise required by the NASDAQ SmallCap Market for such longer period.

SERIES B CONVERTIBLE PREFERRED STOCK

The Company has designated 1,000,000 shares of Series B Convertible Preferred Stock ("Series B Preferred Stock"), none of which are issued and outstanding, however, just prior to the filing of the Company's registration statement of which this Prospectus is a part, holders of 113,750 shares of Series B Preferred Stock converted their shares into an aggregate of 227,500 shares of Common Stock.

Each share of Series B Preferred Stock is convertible into two (2) Shares of Common Stock. The shares have no dividend rights and each one (1) share of Series B Preferred Stock shall have two (2) votes per share and the Series B Preferred Stock shall vote with the Common Stock as a single class on all matters in which the Common Stock is entitled to vote. There are proportional adjustments stock splits, recapitalization and similar transactions. There is no mandatory conversion by the holders of the Series B Preferred Stock nor is there any mandatory redemption by the Company. In the event of liquidation, dissolution or winding up of the Company, holders of the Series B Preferred Stock will be entitled to receive, after (i) due payment or provision for payment of the debts and other liabilities of the Company and (ii) a liquidating distribution of up to $3.50 per share has been paid to the holders of Series A Preferred Stock (up to an aggregate of 185,716 shares of Series A Preferred Stock or approximately $650,000), a liquidating distribution of up to $4.00 per share of Series B Preferred Stock before any distributions may be made to holders of any other series of preferred stock or the Common Stock of the Company.

A holder of the Series B Preferred Stock has the right to include up to fifty percent (50%) of shares of Common Stock underlying the Series B Preferred Stock in this registration statement, provided that (i) the conversion of the Series B Preferred Stock is effectuated at the discretion of the Investor; and (ii) the holder of the Series B Preferred Stock has never received any distributions or dividends in connection with the Series A Preferred Stock and subject to the sole discretion of the Company's underwriter, if applicable, of a Registration Statement who may (i) refuse or defer such registration rights or (ii) impose certain restrictions including a "lock-up restriction" on the Common Stock. To the extent that such "piggyback rights" are available, any holder of the Series B Preferred Stock not electing to participate will be deemed to have waived that holder's "piggyback" registration rights. No distributions or dividends have been made in connection with the Series B Preferred Stock. All holders of the Series B Preferred Stock have elected to convert an aggregate of 113,750 shares of Series B Preferred Stock into 227,500 shares of Common Stock, of which 113,750 shares shall be registered pursuant to this Registration Statement and an Alternate Prospectus, which shares of Common Stock are subject to a twelve
(12) month lock-up period from the effective date of this Prospectus, unless otherwise required by the NASDAQ SmallCap Market for such longer period.

DEMAND REGISTRATION RIGHTS.

Holders of Series A Preferred Stock and Series B Preferred Stock also have the right to register all shares of Common Stock underlying any Series A Preferred Stock or Series B Preferred Stock (which includes shares of Preferred Stock already converted) held at any time after six (6) months subsequent to the date that any shares of the Company's Common Stock is publicly traded if fifty (50%) percent or more of the holders of the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock and the Series B Convertible Preferred Stock demand such rights; provided that any holder of Series A Preferred Stock or Series B Preferred Stock not electing to participate will be deemed to have waived that holder's demand registration rights.

WARRANTS

As of the date of this Prospectus, there are warrants to purchase an aggregate of 282,836 shares of Common Stock, 144,321 of which are exercisable at 110% ($6.60 per Share) of the initial offering price of the Company's Common Stock for a period of two years from the date of issuance, 100,000 of which are exercisable at $5.00 per share for a period of three years from the date of issuance, 13,336 shares of which are exercisable at $1.75 through May 20, 1999, 18,571 shares of which are exercisable at $.875 for a period of three years from the date of issuance, and 6,608 of which are exercisable at $.875 for a period of five years from the date of issuance which warrants are held by Randy S. Selman, the Company's President, Chief Executive Officer and Chief Financial Officer (4,465 warrants) and by Alan Saperstein, the Company's Executive Vice President and Secretary (2,143 warrants).

STOCK OPTIONS

As of the date of this Offering, there are stock options to purchase an aggregate of 452,351 shares of Common Stock outstanding, (i) 2,232 of which are exercisable at $3.50 per share through March 31, 1999, (ii) 4,286 of which are exercisable at $.875 per share through May 30, 1998, (iii) 6,697 of which are exercisable at $.875 per Share through March 31, 1999, and (iv) 439,136 are exercisable at $.0001 per Share commencing January 1, 1997 and continue for a period of 5 years thereafter, which options are held by Randy S. Selman, the Company's President, Chief Executive Officer and Chief Financial Officer (219,568 options) and by Alan Saperstein, the Company's Executive Vice President and Secretary (219,568 options).

CONVERTIBLE PROMISSORY NOTES

The Company has issued an aggregate of $850,000 Convertible Promissory Notes (the "Notes"). The Notes are unsecured. Interest accrues at an annual rate of 10% through the date of the Note, provided that if a Note is converted as described hereafter, all interest (accrued or otherwise) will be forfeited. As of the date of the filing of the registration statement of which this Prospectus is a part, all Notes have been converted into an aggregate of 340,000 shares of Common Stock, as described more fully below.

Each Note may be converted into Common Stock at $2.50 per Share (for a total of 20,000 shares of Common Stock for each $50,000 Note), subject to adjustment, prior to the filing of the Registration Statement with the SEC. Upon conversion of the Notes, all accrued interest was forfeited by each of the Noteholders. Proportioned adjustments shall be made for stock splits, dividends, mergers, recapitalizations and similar transactions. In the event that an Investor elects to convert the Investor's Note, then the Investor shall forfeit all other rights pursuant to the Note.

Subject to the Conversion provisions of the Notes, each Note is due and payable (including all principal and accrued interest) on January 31, 1997; provided however that if a Registration Statement is filed by the Company with the Securities and Exchange Commission to register certain of the Company's Common Stock on or before January 31, 1997, the Note shall become due and payable the earlier of (A) two (2) weeks from the effective date of the Registration Statement or (B) July 31, 1997 (the "Maturity Date"). The provisions concerning the extension of the Maturity Date described above are automatic and do not require any actions on the part of the Company or the Noteholders and no party has the right to change or amend this provision. Furthermore, the provisions of this section concerning the Maturity Date relate only to those Noteholders who do not convert their Notes. No mandatory redemption obligation is imposed on the Company with respect to the Notes nor is there any sinking fund.

All holders of the Notes have elected to convert an aggregate of $850,000 Notes into 340,000 shares of Common Stock, of which 340,000 shares shall be registered pursuant to this Registration Statement and an Alternate Prospectus, which shares of Common Stock are subject to a twelve (12) month lock-up period from the effective date of this Prospectus, unless otherwise required by the NASDAQ SmallCap Market for such longer period.

                             SELLING SECURITYHOLDERS

The registration statement of which this prospectus is a part also covers the registration of an additional 1,843,289 shares of Common stock under an Alternate Prospectus by the Selling Security holders. Of these shares, 38,572 Shares are being offered by affiliates of the Company and the balance of these Shares are being offered by 87 persons not affiliated with the Company. See Principal Shareholders." While the shares of Common Stock being offered hereby were subject to either no lock-up restrictions, or 45 day, 90 day, or 180 days lock-up restrictions pursuant to agreements between these shareholders and the Company, these agreements further provide these lock-ups period notwithstanding, the Company's Representative or underwriter of a Registration Statement to be filed with the Securities and Exchange Commission may, in its sole discretion
(A) refuse or defer such registration rights or (B) impose certain additional restrictions in addition to current lock-up restrictions imposed by the respective agreements. Currently, of the 1,843,289 shares of Common Stock described above 85,000 Shares may be sold commencing 45 days from the date of this prospectus and the remaining 1,758,289 Shares may be sold commencing twelve
(12) months from the date of this Prospectus, unless otherwise required by the NASDAQ SmallCap Market for such longer period. The Over-Allotment Option will expire 30 days from the date of this Prospectus. The resale of the securities of the Selling Securityholders is subject to prospectus delivery and other sales at any time may have an adverse effect on the market prices of the securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. Additionally, the Selling Securityholders may be deemed to be underwriters under the Act.

Of these 1,843,289 shares of Common Stock being offered by the Selling Securityholders, (i) an aggregate of 749,466 shares were acquired in three separate private placements during calendar year 1995 and 1996 to accredited and otherwise knowledgeable investors; (ii) an aggregate of 81,428 shares were acquired in private, isolated transactions; (iii) an aggregate of 244,321 shares of Common Stock underlying certain warrants exercisable at prices ranging from $5.00 to $6.60 per Shares; (iv) an aggregate of 398,287 shares of Common Stock were acquired pursuant to financial and other consulting services performed on behalf of the Company; (v) an aggregate of 270,000 shares are reserved for issuance upon the closing of a proposed transaction to acquire certain assets from Digital Criteria Search Technologies, Inc.; (vi) 4,286 shares of Common Stock issued upon the exercise of options at $.875 per share (for an aggregate of $3,750.25 received by the Company); and (vii) 95,501 shares of Common Stock issued upon the exercise of warrants at prices ranging from $.875 to $1.75 per Share (for an aggregate of $86,690 received by the Company).

The Company will not receive any of the proceeds from the sale of the securities being offered by the Selling Securityholders. The Company is paying for the benefit of the Selling Securityholders certain of their expenses in connection with this offering. These expenses consist of: $3,352 (SEC filing fee attributable to the Selling Securityholders' securities); and $193,000 (based upon a pro rata share of blue sky legal expenses and filing fees, legal fees,, accounting fees and other related offering expenses, without giving effect to the exercise of the Underwriter's Over-Allotment Option). Certain of the Selling Securityholders are customers of the Representative and have participated in prior transactions in which the underwriter was involved as a placement agent or as an underwriter.

The securities offered hereby may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such securities through underwriters, dealers and agents. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the- counter market, including, ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for release of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of securities. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Selling Securityholders may also elect to sell such securities pursuant to one or more exemptions from registration under the Securities Act, including but not limited to sales under Rule 144.

At the time a particular offer of securities is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the number of Shares being offered and the terms of the offering, including the name or names of any underwriters for Shares purchased from the Selling Securityholder and any discounts, commissions or concessions allowed to be paid to dealers, and the proposed selling price to the public.

Under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations thereto, any person engaged in a distribution of the securities of the Company offered by this Prospectus may not simultaneously engage in market-making activities with respect to such securities of the Company during the applicable "cooling off" period (nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rule 10b-6 and 10b-7, in connection with the transactions in such securities, which provisions may limit the timing of purchases and sales of such securities by the Selling Securityholders.

CERTAIN FLORIDA LEGISLATION

Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The Florida Control Share Act generally provides that shares acquired in excess of certain specified thresholds will not possess any voting rights unless such voting rights are approved by a majority of a corporation's disinterested shareholders. The Florida Affiliated Transactions Act generally requires super majority approval by disinterested shareholders of certain specified transactions between a public corporation and holders of more than 10% of the outstanding voting shares of the corporation (or their affiliates). Florida law and the Company's Articles and Bylaws also authorize the Company to indemnify the Company's directors, officers, employees and agents. In addition, the Company's Articles and Florida law presently limit the personal liability of corporate directors for monetary damages, except where the directors (i) breach their fiduciary duties and (ii) such breach constitutes or includes certain violations of criminal law, a transaction from which the directors derived an improper personal benefit, certain unlawful distributions or certain other reckless, wanton or willful acts or misconduct.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF THE COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS

Certain provisions of the Articles and Bylaws of the Company summarized in the following paragraphs and above under "Preferred Stock" will become operative upon the closing of the offering and may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt, including attempts that might result in a premium being paid over the market price for the shares held by shareholders. The following provisions may not be amended in the Company's Articles or Bylaws without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock.

SPECIAL MEETING OF SHAREHOLDERS. The Articles and Bylaws provide that special meetings of shareholders of the Company may be called only by a majority of the Board of Directors, the Company's Chief Executive Officer or holders of not less than twenty (20%) percent of the Company's outstanding voting stock.

ADVANCE NOTICE REQUIREMENTS FOR SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS. The Bylaws provide that shareholders seeking to bring business before an annual meeting of shareholders, or to nominate candidates for election as directors at an annual or special meeting of shareholders, must provide timely notice thereof in writing. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever is first. The Bylaws also specify certain requirements as to the content and form of a shareholder's notice. These provisions may preclude shareholders from bringing matters before the shareholders at an annual or special meeting or from making nominations for directors at an annual or special meeting.

RESTRICTED SHARES ELIGIBLE FOR FUTURE SALE

All of the Company's currently outstanding shares of Common Stock are "restricted securities" and, in the future may be sold upon compliance with Rule 144, adopted under the Securities Act of 1933, as amended. In general, Rule 144 provides, in essence, that a person holding "restricted securities" for a period of two years may sell only an amount every three months equal to the greater of
(a) one percent of the Company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of the Company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for three years if there is adequate current public information available concerning the Company. A proposed rule which may be adopted by the Commission would reduce these two and three year periods to one and two years, respectively.

Upon the sale of the Common Stock offered hereby, the Company will have 5,058,214 shares of its Common Stock issued and outstanding, of which 2,064,925 shares are "restricted securities," 1,150,000 shares are being registered under the registration statement of which this Prospectus is a part (assuming exercise of the Underwriter's Over-Allotment Option of 150,000 Shares), and 1,843,289 shares are being registered pursuant to an Alternate Prospectus of even date (of which an aggregate of 38,572 are being offered by affiliates, including principal shareholders of the Company). Of the 1,843,289 shares of Common Stock being sold pursuant to the Alternate Prospectus, 85,000 Shares may be sold commencing 45 days from the effective date of this Prospectus and the remaining 1,758,289 Shares may be sold commencing twelve (12) months from the date of this Prospectus. Additionally, all securities held by the Company's shareholders (whether or not such securities are being registered pursuant to this Prospectus or to the Alternate

Prospectus), other than the 85,000 shares of Common Stock as described above, are also subject to the twelve (12) month lock-up period, unless otherwise required by the NASDAQ SmallCap Market for such longer period. After expiration of these lock-up agreements, all outstanding shares of Common Stock will be eligible for sale under Rule 144. The availability for sale of substantial amounts of Common Stock subsequent to this offering could adversely affect the prevailing market price of the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities. See "Principal Shareholders," "Selling Securityholders," and "Shares Eligible for Future Sale."

The Representative may release the securities held by the Selling Securityholders at any time after all securities subject to the Underwriter's Over-Allotment Option have been sold or such option has expired. The resale of the securities held by the Selling Securityholders is subject to prospectus delivery and other requirements of the Securities Act of 1933, as amended ("Securities Act"). Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. Additionally, the Initial Selling Securityholders and the Selling Securityholders may be deemed to be underwriters under the Securities Act. See "Selling Securityholders" and "Underwriting."

Prospective investors should be aware that the possibility of sales may, in the future, have a depressive effect on the price of the Company's Common Stock in any market which may develop and, therefore, the ability of any investor to market his shares may be dependent directly upon the number of shares that are offered and sold. Affiliates of the Company may sell their shares during a favorable movement in the market price of the Company's Common Stock which may have a depressive effect on its price per share. See "Description of Securities."

CERTAIN MARKET INFORMATION

The Company has applied for listing of its shares of Common Stock on the Nasdaq SmallCap market under the symbol "VDAT."

This offering is the initial public offering the Company's securities and, accordingly, there is currently no public trading market for any such securities. There can be no assurance that a public trading market will ever develop or, if one develops, that it will be maintained.

TRANSFER AGENT AND REGISTRAR

        The transfer agent and registrar for the Common Stock is Interwest Transfer Co., Inc., 1981 East Murray Holladay Road. Suite 100, Salt Lake City, UT 84117

                                  UNDERWRITING

The Underwriters named below (the "Underwriters"), acting through ______________, as Representative, have agreed, subject to the terms and conditions of the Underwriting agreement between the Company and ______________, as Representative of the Underwriters, to purchase from the Company on a firm commitment basis the number of shares of Common Stock set forth opposite their respective names. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters shall be obligated to purchase all of the shares of Common Stock offered hereby if any of such securities are purchased. The 10% underwriting discount set forth on the cover page of this Prospectus will be allowed to the Underwriters at the time of delivery to the Underwriters of the shares of Common Stock so purchased.

        NAME OF UNDERWRITER                        NUMBER OF SHARES
        -------------------                        ----------------

              Total                                   1,000,000

The Representative has advised the Company that the Underwriters propose to offer the Shares to the public at $6.00 per Share and the Selling Securityholders Shares to the public at $6.00 per Share as set forth on the cover page of this Prospectus and they may allow certain dealers who are NASD members, and such dealers may reallow concessions not to exceed $____ per Share. After the initial public offering, the public offering price, concession and reallowance may be changed by the Representative.

The public offering price of the Shares were arbitrarily determined by negotiations between the Company and the Representative and do not necessarily relate to the assets, book value or results of operations of the Company or any other established criteria of value.

The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make. The Company has agreed to pay the Representative a non-accountable expense allowance equal to three percent (3%) of the gross proceeds of this offering, or $180,000 ($207,000 if the Underwriter's Over-Allotment Option is exercised in full) of which $____ has been paid to date.

Messrs. Selman and Saperstein have granted to the Representatives an option exercisable during the 30-day period after the date of this Prospectus to purchase from such shareholders, at the public offering price less underwriting discounts and the expense allowance, up to an additional 150,000 shares of Common Stock for the sole purpose of covering the Underwriter's Over- Allotment Option, if any. To the extent the Underwriters exercise such option, each Underwriter will have a firm commitment, subject to certain conditions, to purchase a number of the additional shares of Common Stock proportionate to such Underwriters' initial commitment. The Company will not receive any of the proceeds from a sale of Common Stock by shareholders pursuant to the exercise of the Underwriter's Over-Allotment Option.

The Company has agreed that for five years after the effective date of the Prospectus, if requested, it will appoint a non-voting advisor designated by the Underwriter, to the Company's Board of Directors who will attending meetings of the Board and receive the same compensation paid to other non-management directors of the Company.

Prior to the date of this Prospectus, except as set forth below, all holders of the Company's Common Stock as of the Effective Date, have agreed in writing not to sell, assign or transfer any of the shares of the Company's securities (other than 85,000 shares of Common Stock being registered pursuant to the Alternate Prospectus, which shall have a lock-up period of 45 days from the effective date) without the underwriter's prior written consent for a period of twelve
(12) months from the Effective Date, unless otherwise required by the NASDAQ SmallCap Market for such longer period.

In connection with this offering, the Company has agreed to sell to the Representative, at nominal consideration, warrants (the "Representative's Warrants") to purchase from the Company 100,000 shares of Common Stock. The Representative's Warrants are initially exercisable at an exercise price of 120% of the initial public offering price per share (which shall be $7.20 per Share) for a period of four years, commencing one year from the date of this Prospectus. The Representative's Warrants contain provisions providing for adjustment of the exercise price and the number and type of securities issuable upon exercise of the Representative's Warrants upon the occurrence of certain events. During the one-year period commencing on the date of this Prospectus, the Representative's Warrants and the securities issuable upon the exercise thereof will not be transferable, except to the Underwriter's officers, partners or members of the selling group. The Representative's Warrants grant to the holders thereof certain registration rights under the Securities Act for the securities issuable upon the exercise thereof. The Representative's Warrants will contain anti-dilution and exercise provisions.

During the exercise period of the Representative's Warrants, the Underwriters (or the then holders of a majority of the Representative's Warrants) shall have the right to require the Company to prepare and file one Post Effective Amendment to the Registration Statement or a new Registration Statement, if then required under the Securities Act, covering all or any portion of the Representative's Warrants and/or underlying shares of Common Stock. The Company shall bear all expenses incurred in the preparation and filing of such Registration Statement or Post- Effective Amendment. Additionally, if at any time during the seven years after the Effective date, the Company prepares and files one or more Post-Effective Amendments to the Registration Statement or new Registration Statements under the Securities Act, with respect to a public offering of equity or debt securities of the Company, or of any securities of the Company held by its shareholders, the Company will include the Representative's Warrants and/or underlying securities held by the Underwriter and its designees or transferees in such Registration Statement or Post Effective Amendment.

For a period during which the Representative's Warrants are exercisable, the holder or holders thereof will have the opportunity to profit from a rise in the market value of the Common Stock, with a resulting dilution in the interests of the other shareholders of the Company. The holder or holders of the Representative's Warrants can be expected to exercise it at a time when the Company would, in all likelihood, be able to obtain any needed capital from an offering of its unissued Common Stock on terms more favorable to the Company than those provided for in the Representative's Warrants. Such fact may adversely affect the terms on which the Company can obtain additional financing. To the extent that the Representative realizes any gain from the resale of the Representative's Warrants or the securities issuable thereunder, such gain may be deemed additional underwriting compensation under the Securities Act.

The foregoing is a brief summary of the principal terms of the Underwriting Agreement and does not purport to be complete. Reference is made to the copy of the Underwriting Agreement filed as an Exhibit to the Registration Statement of which this Prospectus forms a part. Following the consummation of this offering, the underwriter intends to seek others to make a market in the Company's securities in addition to the underwriter.

Prior to this offering, there has been no public market for the Common Stock. The initial public offering price for the Common Stock was determined by negotiation between the Company and the Representative and should not be considered indicative of the actual value of the Common Stock. Among the factors considered in determining this price were the Company's current financial condition and prospects, the market prices of similar securities of comparable publicly traded companies and the general condition of the securities markets and such other factors as were deemed relevant.

                                  LEGAL MATTERS

Legal matters in connection with the Common Stock being offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., Fort Lauderdale, Florida. Partners of the law firm of Atlas, Pearlman, Trop & Borkson, P.A. own an aggregate of 5,357 shares of Common Stock of the Company, of which an aggregate of 2,679 shares are being registered pursuant to the Alternate Prospectus of even date.

                                     EXPERTS

The consolidated balance sheets of the Company as of September 30, 1995 and 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the period from inception (May 17, 1993) to September 1994 and the years ended September 30, 1995 and 1996, included in this Prospectus have been so included in reliance upon the report of Goldstein Lewin & Co., independent certified public accountants, given on authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

The Company has filed with the Commission, in Washington, D.C. a Registration Statement on Form SB-2, pursuant to the Securities Act of 1933, as amended, with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in said Registration Statement, and the exhibits thereto. For further information with respect to the Company and the securities offered hereby, reference is made to such Registration Statement and exhibits which may be inspected without charge at the Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; at its Northeast Regional Office, 7 World Trade Center, Suite 1300,, New York, New York 10048; and at its Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such materials can be obtained form the public reference facilities at prescribed rates. Additionally, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission and the address of such site is (http://www.sec.gov).

The Company intends to furnish its shareholders with annual reports containing audited financial statements and such other periodic reports as the Company may from time to time deem appropriate or as may be required by law. The Company will furnish its shareholders with annual reports containing audited financial statements and such other periodic reports as the Company may from time to time deem appropriate or as may be required by law.

The Company will provide without charge to each person who receives this Prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference herein (excluding exhibits) by contacting the Company at Visual Data Corporation, 1600 S. Dixie Highway, Suite 300, Boca Raton, Florida 33432, Attention: President.


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS





Report of Certified Public Accountant............................................          F-2

Consolidated Balance Sheets as of September 30, 1995
  and 1996.......................................................................      F-3-F-4

Consolidated Statements of Operations for the Years
  Ended September 30, 1995 and 1996 and for the Period
  from Inception (May 17, 1993) to September 30, 1994............................          F-5

Consolidated Statements of Stockholders' Equity (Deficit) for the Years Ended
  September 30, 1995 and 1996 and for the Period from Inception (May 17, 1993)
  to September 30, 1994..........................................................          F-6

Consolidated Statements of Cash Flows for the Years
  Ended September 30, 1995 and 1996 and for the Period
  from Inception (May 17, 1993) to September 30, 1994............................      F-7-F-9

Notes to the Financial Statements................................................    F-10-F-20


                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


To the Board of Directors and Stockholders
Visual Data Corporation and Subsidiary
Boca Raton, Florida

We have audited the accompanying consolidated balance sheets of Visual Data Corporation and Subsidiary as of September 30, 1995 and 1996 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year ended September 30, 1995 and 1996 and the period from inception (May 17, 1993) to September 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Visual Data Corporation and Subsidiary as of September 30, 1995 and 1996, and the results of their operations and their cash flows for the years ended September 30, 1995 and 1996 and the period from inception (May 17, 1993) to September 30, 1994, in conformity with generally accepted accounting principles.

                                                    /s/ GOLDSTEIN LEWIN & CO.
                                                    -------------------------
                                                    GOLDSTEIN LEWIN & CO.

Boca Raton, Florida
December 4, 1996

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET

                                     ASSETS

                                                         SEPTEMBER 30,
                                                     1995            1996
                                                  ---------        ---------
CURRENT ASSETS
  Cash .......................................     $249,678        $158,377
  Stockholder Receivables ....................       11,000          50,000
  Accounts Receivable, Net of
   Allowance for Doubtful
   Accounts of $14,056 .......................         --            42,168
  Prepaid Expenses ...........................        8,837          32,145
                                                  ---------        ---------
          Total Current Assets ...............      269,515         282,690
                                                  ---------        ---------

PROPERTY AND EQUIPMENT, Net
  of Accumulated Depreciation of
  $10,525 and $44,138 ........................      193,885         272,393

OTHER ASSETS
  Financing Costs, Net of
   Accumulated Amortization of
   $51,000                                             --           102,000
  Security Deposits ..........................       19,059          21,691
  Organization Expenses, Net .................          573             377
                                                  ---------        ---------
                                                     19,632         124,068
                                                  ---------        ---------
                                                   $483,032        $679,151
                                                  =========        =========


                     The Accompanying Notes are an Integral
                       Part of These Financial Statements

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                            SEPTEMBER 30,
                                                       1995               1996
                                                   -----------      -----------
CURRENT LIABILITIES
  Current Portion of Liability
    Under Capital Leases .....................     $    35,615      $    50,293
  Accounts Payable and Accrued
    Liabilities ..............................          57,370          229,043
  Customer Deposits ..........................           7,000           70,500
  Current Portion of Deferred Rent
    Benefit ..................................           3,038            1,772
  Loans Payable-Stockholders .................            --             50,000
                                                   -----------      -----------
          Total Current Liabilities ..........         103,023          401,608
                                                   -----------      -----------
LONG-TERM LIABILITIES
  Convertible Notes Payable, Net
   of Discount ...............................            --            680,000
  Liability Under Capital Leases,
    Net of Current Portion ...................          80,641           58,142
  Deferred Rent Benefit, Net of
    Current Portion ..........................           1,772             --
                                                   -----------      -----------
                                                        82,413          738,142
                                                   -----------      -----------
COMMITMENTS

STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred Stock, Par Value $.0001
   Per Share; Authorized 5,000,000
   Shares:
    Series A Convertible Preferred
     Stock, Designated 650,000 Shares;
     Issued and Outstanding 185,716
     Shares ..................................              19               19
    Series B Convertible Preferred
     Stock, Designated 1,000,000
     Shares; Issued and Outstanding
     -0- Shares at September 30, 1995;
     113,750 Shares at September 30, 1996 ....            --                 11
  Common Stock, Par value $.0001 Per
   Share; Authorized 20,000,000
   Shares; Issued and Outstanding
   1,397,289 Shares at September 30,
   1995; 1,866,039 Shares at September
   30, 1996 ..................................             140              187
  Additional Paid-In Capital .................         986,762        2,120,211
  Accumulated Deficit ........................        (689,325)      (2,581,027)
                                                   -----------      -----------
                                                       297,596         (460,599)
                                                   -----------      -----------
                                                   $   483,032      $   679,151
                                                   ===========      ===========

                     The Accompanying Notes are an Integral
                       Part of these Financial Statements

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                           FROM MAY 17,
                         1993 (INCEPTION)
                         TO SEPTEMBER 30,   YEAR ENDED SEPTEMBER 30,
                               1994           1995           1996
                         ----------------  ----------     -----------

REVENUE                    $      -        $      -       $   111,719
                          -----------      ----------     -----------

SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES
  Compensation and Related
   Costs                          -           206,935         985,441
  Production                      -            17,982         121,239
  Occupancy                    38,409          62,991          43,875
  Professional Fees            77,886          87,662         298,815
  Interest                      5,797           9,606          27,112
  Other                        66,674         117,092         527,692
                          -----------      ----------     -----------

          Total Selling,
           General and
           Administrative     188,766         502,268       2,004,174
                          -----------      ----------     -----------
          Loss Before
           Other Income      (188,766)       (502,268)     (1,892,455)

OTHER INCOME
  Interest                        -             1,709             753
                          -----------      ----------     -----------
          Net Loss         $ (188,766)     $ (500,559)    $(1,891,702)
                          ===========      ==========     ===========
Weighted Average Number
  of Shares                 1,736,709       1,908,425       2,279,329
                          ===========      ==========     ===========
Net Loss Per Common Share
  Primary                  $    (0.11)     $    (0.26)     $    (0.83)
                          ===========      ==========     ===========
  Fully Diluted            $    (0.11)     $    (0.26)     $    (0.83)
                          ===========      ==========     ===========




                     The Accompanying Notes are an Integral
                       Part of these Financial Statements



                                    VISUAL DATA CORPORATION AND SUBSIDIARY
                           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                                                ACCUMULATED
                                       SERIES A             SERIES B                               ADDITIONAL   DURING THE
                                    PREFERRED STOCK      PREFERRED STOCK      COMMON STOCK         PAID-IN      DEVELOPMENT
                                    SHARES   AMOUNT      SHARES AMOUNT       SHARES   AMOUNT       CAPITAL       STAGE
                                    ------   ------      ------ ------       ------   ------       ----------   -----------

Beginning Balance, May 17, 1993 ....   --    $  --        --    $  --          --     $  --     $      --     $     --
Issuance for:
  Cash .............................   --        --       --        --       767,679      77        36,023          --
  Services and Incentives ..........   --        --       --        --        36,697       4         1,949          --
Net Loss ...........................   --        --       --        --          --        --            --      (188,766)
                                    -------  ------    ------   ------       -------  ------       -------      --------
Balance, September 30, 1994 ........   --        --       --        --       804,376      81        37,972      (188,766)
Issuance for Cash ..................169,287      17       --        --          --        --       592,483          --
Conversion of Debentures ........... 13,572       2       --        --          --        --        47,498          --
Conversion of Stockholder Loan .....  2,857      --       --        --          --        --        10,000          --
Issuance for:
  Cash .............................   --        --       --        --       248,884      25        13,875          --
  Minority Interest in Subsidiary ..   --        --       --        --        19,104       2            58          --
  Interest .........................   --        --       --        --         6,764      --         6,518          --
  Services and Incentives ..........   --        --       --        --        30,911       3        27,043          --
Exercise of Warrants ...............   --        --       --        --       287,250      29       251,315          --
Net Loss ...........................   --        --       --        --          --        --            --      (500,559)
                                    -------  ------   -------   ------     ---------  ------    ----------   -----------
Balance, September 30, 1995 ........185,716      19       --        --     1,397,289     140       986,762      (689,325)
Issuance for Services and Incentives   --        --       --        --       358,750      36        74,227          --
Issuance for Cash ..................   --        --   113,750       11        --        --         454,989          --
Issuance for Cash ..................   --        --       --        --        25,000       2        49,998          --
Convertible Notes Discount .........   --        --       --        --        85,000       9       169,991          --
Compensation Expense on
 Stock Option Grants ...............   --        --       --        --          --        --       384,244          --
Net Loss ...........................   --        --       --        --          --        --          --      (1,891,702)
                                    -------  ------   -------   ------     --------- -------   -----------   -----------
Balance, September 30, 1996 ........185,716  $   19   113,750     $ 11     1,866,039 $   187   $ 2,120,211   $(2,581,027)
                                   ========  ======   =======   ======     ========= =======   ===========   ===========

                     The Accompanying Notes are an Integral
                       Part of these Financial Statements



                     VISUAL DATA CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                            FROM MAY 17,
                                                          1993 (INCEPTION)                   YEAR ENDED
                                                          TO SEPTEMBER 30,                  SEPTEMBER 30,
                                                                1994                  1995                 1996
                                                          ----------------        ------------         ------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss ..............................................     $ (188,766)          $ (500,559)         $(1,891,702)
   Adjustments to Reconcile
    Net Loss to Net Cash Used
    in Operating Activities:
     Depreciation .......................................          1,566                8,959               33,613
     Amortization .......................................            207                  195               51,196
     Issuance of Shares for:
       Interest Expense .................................           --                  6,518                 --
       Minority Interest ................................           --                     60                 --
       Stockholder Receivables ..........................           --                (11,000)             (50,000)
       Services and Incentives ..........................          1,953               27,046              458,507
     Change in Assets and Liabilities:
       (Increase) in:
         Accounts Receivable ............................           --                   --                (42,168)
         Prepaid Expenses ...............................           --                 (8,837)             (23,308)
       Increase (Decrease) in:
         Accounts Payable and
          Accrued Liabilities ...........................         58,891               (1,521)             171,673
         Customer Deposits ..............................           --                  7,000               63,500
         Deferred Rent Benefit ..........................          7,848               (3,038)              (3,038)
                                                               ---------            ---------           ----------
          Cash Flows Used in
           Operating Activities .........................       (118,301)            (475,177)          (1,231,727)
                                                               ---------            ---------           ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of Property and Equipmen...................         (5,436)             (65,294)             (82,053)
  Increase in Deposits ..................................         (2,548)             (16,511)              (2,632)
  Organizational Expenses ...............................           (975)                --                   --
                                                               ---------            ---------           ----------
          Cash Flows Used In
           Investing Activities .........................         (8,959)             (81,805)             (84,685)
                                                               ---------            ---------           ----------



                     The Accompanying Notes are an Integral
                       Part of these Financial Statements

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                     FROM MAY 17,
                                     1993 (INCEPTION)     YEAR ENDED
                                     TO SEPTEMBER 30,    SEPTEMBER 30,
                                           1994         1995       1996
                                     --------------- --------   ---------


CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on Capital Leases              (1,685)    (15,739)    (37,889)
  Issuance of Debentures                  50,000         -           -
  Repayment of Debentures                    -        (2,500)        -
  Issuance of Convertible Notes              -           -       850,000
  Financing Costs                            -           -      (153,000)
  Issuance of Preferred Stock                -       592,500     455,000
  Issuance of Common Stock                36,100     265,244      61,000
  Proceeds from Stockholder Loans         45,000      15,000     100,000
  Repayments of Stockholder Loans            -       (50,000)    (50,000)
                                        --------   ---------  ----------

          Cash Flows Provided by
           Financing Activities          129,415     804,505   1,225,111
                                        --------   ---------  ----------
          Net Increase (Decrease)
           in Cash                         2,155     247,523     (91,301)
CASH:
  Beginning                                  -         2,155     249,678
                                        --------   ---------  ----------
  Ending                                $  2,155   $ 249,678  $  158,377
                                        ========   =========  ==========


                     The Accompanying Notes are an Integral
                       Part of these Financial Statements

                                  VISUAL DATA CORPORATION AND SUBSIDIARY
                             CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                     FROM MAY 17,
                                   1993 (INCEPTION)     YEAR ENDED
                                   TO SEPTEMBER 30,    SEPTEMBER 30,
                                         1994         1995       1996
                                   ----------------  -------    -------

SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:

  Cash Payments for Interest          $    1,792  $    7,094  $   24,635
                                      ==========  ==========  ==========
SUPPLEMENTAL SCHEDULE OF NON-CASH
 INVESTING AND FINANCING ACTIVITIES

  Issuance of Common Shares for:
    Services and Incentives           $    1,953  $   27,046  $  458,507
    Subscription Receivable                  -           -        50,000
    Minority Interest In Subsidiary          -            60         -
    Interest on Debentures                   -         6,518         -
                                      ----------  ----------  ----------
                                      $    1,953  $   33,624  $  508,507
                                      ==========  ==========  ==========
  Issuance of Preferred Shares for:
    Conversion of Debentures          $      -    $   47,500  $      -
    Conversion of Stockholder Loan           -        10,000         -
                                      ----------  ----------  ----------
                                      $      -    $   57,500  $      -
                                      ==========  ==========  ==========
Stockholder Receivables on
  Exercise of warrants                $      -    $   11,000  $      -
                                      ==========  ==========  ==========
Property and Equipment Financed
  By Capital Leases                   $    9,934  $  123,746  $   30,068
                                      ==========  ==========  ==========



                     The Accompanying Notes are an Integral
                       Part of these Financial Statements

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE 1:  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Visual Data Corporation ("VDC") and HotelView Corporation ("HVC") were incorporated on May 17, 1993 and September 15, 1993, respectively.

VDC was a development stage company as all its efforts had been toward establishing a new business. Planned principal operations have commenced and it exited the development stage during September, 1996. The Company specializes in the production and marketing/distribution of video information libraries intended for use by the general public through the Internet and interactive television as well as other media primarily in the United States. These libraries will contain short concise vignettes on various topics such as travel, medicine, cooking and fitness. HVC has developed a hotel information database and is marketing a laser disc library to travel agents.

The Companies cash and available credit are not sufficient to support operations for the next year. Accordingly, management will need to seek additional bank, lease and/or equity financing. These financial statements have been prepared on the basis that adequate financing will be obtained.

BASIS OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of VDC and HVC collectively known as the "Company". As the Company has just exited the development stage, the accompanying consolidated financial statements should not be regarded as typical for normal operating periods. Intercompany accounts and transactions have been eliminated in consolidation.

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost. Property and equipment under capital leases is stated at the lower of the present value of the minimum lease payments at the beginning of the lease term or the fair value at the inception of the lease. Depreciation is computed using the straight line method over the estimated useful lives of the related assets. Amortization expense on assets acquired under capital leases is included with depreciation expense.

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE 1:  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

PRODUCTION COSTS

The Company expenses costs directly related to the production (copy, art work, video shoots, travel and related costs) of vignettes which are incurred prior to the acceptance of the final master by the client, during the period incurred. Costs associated with the preparation of the related videos and discs are capitalized and charged to expense upon delivery to the customer.

INCOME TAXES

The Company and its wholly owned subsidiary file a consolidated federal income tax return.

The deficit accumulated during the development stage is deferred for income tax purposes, and is to be amortized over a sixty month period beginning October 1, 1996. The Company has recorded a valuation allowance with respect to any future tax benefits and any net operating losses due to the uncertainty of their ultimate realization.

EARNINGS PER SHARE

Earnings per share are based upon the weighted average number of common and common equivalent shares outstanding during the period.

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE 1:  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at September 30, 1995 and 1996, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

NOTE 2:  PROPERTY AND EQUIPMENT

Property and equipment, including equipment acquired under capital leases, consists of:

                                               SEPTEMBER 30,
                                            1995          1996
                                         ---------     ---------

     Furniture and Fixtures              $  16,814     $  16,814
     Equipment                              13,280        91,272
     Editing Equipment                     136,084       168,305
     Computer Equipment                     24,700        26,608
     Leasehold Improvements                 13,532        13,532
                                         ---------     ---------
                                           204,410       316,531

     Less:  Accumulated Depreciation
             and Amortization              (10,525)      (44,138)
                                         ---------     ---------
                                         $ 193,885     $ 272,393
                                         =========     =========

NOTE 3:  CONCENTRATION OF CREDIT RISK

The Company at times has cash in banks in excess of FDIC insurance limits and places its temporary cash investments with high credit quality financial institutions. The Company performs ongoing credit evaluations of its customers' financial condition and does not require collateral from them. Reserves for credit losses are maintained at levels considered adequate by management.

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE 4:  STOCKHOLDER RECEIVABLES

Stockholder receivables at September 30, 1995 consist of $11,000 from two of VDC's stockholders for the exercise of warrants. Stockholder receivables at September 30, 1996 consist of $50,000 from one VDC stockholder for the purchase of stock. The amounts were received in cash subsequent to September 30, 1995 and 1996, respectively.

NOTE 5:  CAPITAL LEASE OBLIGATIONS

The Company leases certain equipment, which are accounted for as capital leases. The following is a schedule by years of the future minimum lease payments under the capital leases together with the present value of the net minimum lease payments.

                                               SEPTEMBER 30,
                                            1995          1996
                                         ---------     ---------

     Year Ending September 30, 1996       $ 53,878      $    -
                               1997         55,860        74,192
                               1998         40,008        54,418
                                         ---------     ---------
     Total Minimum Lease Payments          149,746       128,610
     Less:  Amount Representing Interest   (33,490)      (20,175)
                                         ---------     ---------
     Present Value of Minimum Lease
      Payments                             116,256       108,435
     Current Portion                       (35,615)      (58,142)
                                         ---------     ---------
     Long-Term Portion                    $ 80,641      $ 50,293
                                         =========     =========

Equipment held under capital leases have a book value of $163,680 and 193,748 as of September 30, 1995 and 1996. Accumulated Depreciation related to this equipment was $7,205 and $27,582 as of September 30, 1995 and 1996, respectively.

NOTE 6:  CONVERTIBLE NOTES

The Company in July and August 1996 issued units ("Units") consisting of convertible notes ("Notes") aggregating $850,000 and common stock aggregating 85,000 shares. Each Unit consists of a $50,000 note and 5,000 shares of common stock. The Notes are unsecured and bear interest at 10%. Each Note may be converted into 20,000 additional shares of common stock at $2.50 per share, subject to the conversion provisions of the Notes, each Note matures on January 31, 1997 unless a registration statement is filed. If such statement is filed, the maturity date becomes the earlier of two weeks after the effective date or July 31, 1997. The convertible notes have been recorded at a discount of $170,000, reflecting an average per share price of $2.00 for all shares issued or to be issued upon conversion. All convertible notes were converted into common stock in October, 1996 (Note 14). Accordingly, such notes have been classified as long-term debt at September 30, 1996.

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE 7:  NOTES PAYABLE - SHAREHOLDERS

Certain stockholders made loans to the Company for working capital purposes. These loans bear interest at one half of 1% per month and are to be repaid from 50% of the monthly proceeds from room credits and hotel service deposits, with a maturity of six months from the date of the notes. These shareholders also received 40,000 warrants to purchase common stock at $.875 for a four year period, expiring March 4, 2000.

As of December 4, 1996, the Company is in default on $15,000 of these Notes and therefore they are considered demand notes, and the interest rate, at the option of the holder, can be increased to one and one half percent per month.

NOTE 8:  COMMITMENTS

OPERATING LEASES

The Company leases their operating facility in Boca Raton, Florida under a twenty four month lease which expires in April, 1997. This lease provides for a monthly base rent of $3,525. In conjunction with the lease, the Company is paying back rent in the amount of $1,494 per month for twenty four months ending April, 1997. At September 30, 1995 and 1996, the back rent payable aggregated $25,881 and $10,118, respectively, and is included in accounts payable.

The total minimum lease commitment, including back rent, at September 30, is as follows:

     During the Year Ended September 30, 1997                 35,133
                                                           ---------
                                                           $  35,133
                                                           =========

Rent expense for the years ending September 30, 1995 and 1996 aggregated $41,800 and $42,071, respectively.

EMPLOYMENT CONTRACTS

Employment contracts, expiring October 19, 1996, with the President and Vice President of the Company, which may be terminated by the Company on not less then three months prior notice, provide for minimum annual total compensation of $80,000 each. In the event of death or disability of the Company's principal officers, the contracts call for payments of all compensation for approximately 6 months. The contracts also include severance agreements which create certain liabilities in the event of the termination of the covered officers following a change of control of the Company. The aggregate commitment under the severance agreements is equal to the balance of compensation for the then remaining term of the contract.

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE 8:  COMMITMENTS (CONTINUED)

SHAREHOLDERS AGREEMENT

In May 1993, VDC entered into a stock repurchase agreement with its two majority shareholders under which, upon the death of a shareholder, VDC is obligated to purchase the shares of its common stock owned by the estate of the deceased stockholder. The per share repurchase price is defined by the agreement as an amount mutually agreed upon by the estate and the other shareholder. If an agreement cannot be reached, then an independent appraisal is to be performed. The agreement also allows for a dual option stock purchase wherein either shareholder may give written notice to the other shareholder of the price per share he is willing to have the corporation pay for the other shareholder's shares or to accept for his shares if the other shareholder so elects. Furthermore, this agreement also contains a covenant not to compete for a period of twelve months following the sale of the shareholder's interest in the Company. This agreement is to be terminated upon the Company filing its initial registration with the Securities and Exchange Commission.

NOTE 9:  CAPITAL STOCK (NOTE 16)

The Company currently has two classes of authorized capital stock.

PREFERRED STOCK

Series A convertible preferred stock is convertible at the holder's option into two shares of common stock. Accordingly, at September 30, 1996 371,432 shares of common stock are reserved for this contingency. Each share of the Series A preferred stock has two votes per share and votes with the common stock. Holders of Series A preferred stock are entitled to a liquidation distribution of $3.50 per share before any distributions may be made on any other capital stock of the Company. The shares have no dividend rights.

Series B convertible preferred stock is convertible at the holder's option into two shares of common stock. Accordingly, at September 30, 1996 227,500 shares of common stock are reserved for this contingency. Each share of the Series B preferred stock has two votes per share and votes with the common stock. Holders of Series B preferred stock are entitled to a liquidation distribution of $4.00 per share after the Series A shareholders have been paid their liquidation distribution and before any other distributions may be made on any other capital stock of the Company. The shares have no dividend rights.

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE 9:  CAPITAL STOCK (NOTE 16) (CONTINUED)

COMMON STOCK

Common stock has one vote per share for the election of directors and all other matters submitted to a vote of stockholders. Shares of common stock do not have cumulative voting, preemptive, redemption or conversion rights.

From inception through September 30, 1996, the Company issued 1,016,563 shares of common stock for prices ranging from $.0001 (par value) to $2.00 per share. Common stock issued for services and incentives totaling 426,358 shares were determined by the Board of Directors to be valued at prices ranging from par ($.0001 per share) to $9.16. Warrants of 287,250 were exercised at $.875 per share. In 1995 shares were issued in exchange for repayment of interest at $.96 per share, or 6,764 shares and 19,104 shares were issued to acquire the minority interest in the subsidiary at the underlying historical cost basis of $60. Additionally, 85,000 shares were issued in conjunction with convertible notes (Note 6) which were valued at $2.00 per share.

The Company, at September 30, 1996, has reserved 834,974 shares of common stock for issuance relating to unexpired options and warrants.

NOTE 10:  STOCK OPTIONS

Since inception VDC granted unqualified stock options to purchase 17,501 shares of common stock of the Company at prices ranging from $.875 to $3.50 per share. The options expire between May, 1998 and April, 1999. Additionally, options were granted in September 1996 to two officers to purchase 439,136 shares of common stock at par ($.0001 per share) expiring December 31, 2001.

NOTE 11:  STOCK WARRANTS (NOTE 16)

In conjunction with the issuance of debentures in 1994, the Company issued warrants redeemable for a total of 17,857 shares of VDC common stock at $.875 per share. The warrants are exercisable any time and expire at varying dates between November, 1996 and September, 1998.

As part of the Company's private placement offerings for the purchase of common and preferred shares, VDC issued warrants redeemable for common stock of the Company. The warrants outstanding at September 30, 1996 are for a total of 360,480 shares of common stock, have an exercise price ranging from $.875 to $6.00 per share and expire between January, 1997 and June, 2000.

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE 12:  NET LOSS PER COMMON SHARE

Net loss per share has been computed in accordance with Securities and Exchange Commission Staff Accounting Bulletin (SAB) No. 83. The SAB requires that common shares issued by the Company in the twelve months immediately preceding a proposed public offering plus the number of common equivalent shares which became issuable during the same period pursuant to the grant of warrants and stock options (using the treasury stock method) at prices substantially less than the initial public offering price be included in the calculation of common stock and common stock equivalent shares as if they were outstanding for all periods presented.

Primary loss per common share is calculated by dividing the net loss by the average shares of common stock of the Company and Common Stock equivalents outstanding during the period. Common Stock equivalents represent the dilutive effect of the assumed exercise of certain outstanding stock options. The calculation of fully diluted loss per share of Common Stock assumes the dilutive effect of the Company's convertible 10% notes converted into Common Stock at the later of the beginning of the year or issue date. During a loss period, the assumed exercise of outstanding in-the-money stock options and conversion of Convertible Notes have an antidilutive effect. As a result, these shares are not included in the weighted average shares outstanding used in the calculation of primary and fully diluted net loss per common share.

NOTE 13:  CONTINGENT SERVICE FEES

In the normal course of business, the Company enters into contracts with hotels that provide for the payment of service fees directly related to the amount received by the Hotel from bookings made by the HVC travel agents network for room revenue. At September 30, 1996, the Company has a total service fee balance of $287,020 related to these contracts for future room usage which is to be paid should room revenue be received by the Hotels.

The Company is unable to predict the timing or probability of collection of these service fees.

NOTE 14:  NEW ACCOUNTING STANDARD

In October, 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. SFAS No. 123 establishes a fair value

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE 14:  NEW ACCOUNTING STANDARD (CONTINUED)

based method of accounting for stock-based compensation plans. It encourages entities to adopt that method in place of the intrinsic value method currently in place under the provisions of Opinion No. 25 of the Accounting Principles Board (APB). Under the fair value method of accounting, all arrangements under which employees receive shares of stock or other equity instruments or under which employers incur liabilities to employees in amounts based on the price of its stock result in the measurement of compensation cost at the grant date of the award which is recognized over the service period, usually the vesting period. Under the intrinsic value method, compensation cost is measured by the excess of the quoted market price of the stock, if any, over the amount the employee must pay to acquire the stock.

For example, granting immediately exercisable stock options to an employee at an exercise price equal to the quoted market price of the stock results in the recognition of compensation expense at the date of grant under the fair value method of SFAS No. 123; under the intrinsic value method of APB No. 25, no compensation expense is recognized. However, SFAS No. 123 allows the Company to elect to continue its current method of accounting under APB No. 25 for employee stock-based compensation arrangements. The Company expects to continue its current method of accounting under APB No. 25 for employee stock-based compensation arrangements. If the Company continues its current method of accounting, pro forma disclosures of net income and earnings per share must be disclosed, as if the Company had adopted the recognition provisions of SFAS No. 123.

Although the Company is permitted to continue accounting for employee stock-based compensation arrangements under APB No. 25, SFAS No. 123 requires the Company to utilize the fair value method of accounting for transactions involving stock options or other equity instruments issued to nonemployees as consideration for goods or services. Presently, those transactions are accounted for by the Company under the intrinsic value principles of APB No. 25. The use of intrinsic value versus fair value did not have a material effect on any period presented.

The accounting and disclosure requirements of SFAS No. 123 are effective for the Company in its fiscal year beginning October 1, 1996. The Company has not yet determined the impact of SFAS No. 123.

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE 15:  OTHER MATTERS

The accompanying financial statements for 1995 have been restated to correct an error in recording common stock issued for services. The effect of the restatement was to increase the net loss for 1995 by $27,046 ($.01 per share) and the cumulative loss by $28,999.

The financial statements have been adjusted to reflect the effect of a one to
2.5 reverse split in December, 1993, a one to 1.6 reverse split in October, 1994 and a one to 3.5 reverse split in May, 1996 by reclassifying amounts to paid-in capital from common stock.

NOTE 16:  SUBSEQUENT EVENTS

a.      STOCK OPTION PLAN

        In October, 1996, the Board of Directors approved the 1996 Stock Option Plan (the "Plan") subject to the approval of the share- holders, with 200,000 shares of common stock reserved for the grant of qualified incentive options or non-qualified options to employees and directors of the Company. Option prices must provide for an exercise price of not less than 100% of the fair market value of the common stock on the date the options are granted unless the eligible employee owns more than 10% of the Company's common stock for which the exercise price must be at least 110% of such fair market value. No options have been granted under this plan.

b.      PEGASUS AGREEMENT

        In November, 1996, the Company entered into a letter of intent with Pegasus, Inc. (Pegasus) (an unrelated party) whereby Pegasus has the option to purchase up to 33 1/3% of the stock of HVC in exchange for Pegasus marketing, endorsing and promoting the HVC library and meeting certain sales levels. The sales levels and related options range from 1,000 hotels for a 5% option to 10,000 hotels for a 33 1/3% option.

c.      CONVERSION OF SECURITIES

        Subsequent to September 30, 1996, all of the Company's Series A preferred stock and Series B preferred stock were converted into 598,932 shares of common stock. Options for 4,286 shares were exercised for $3,750. Warrants for 95,501 shares were exercised for $86,690. Additionally, the noteholders elected to convert the convertible notes into 340,000 shares of common stock.

                     VISUAL DATA CORPORATION AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE 16:  SUBSEQUENT EVENTS (CONTINUED)

d.      EMPLOYMENT CONTRACTS

        Effective October 1996, the Company entered into two year, renewable employment contracts with the President and Vice President. The contracts provide for annual compensation of $125,000 each subject to an annual increase of 10%. The contracts also provide for an annual bonus equal to 3% of the Company's increase in earnings as defined therein and other fringe benefits. The contracts also include severance agreements which create certain liabilities in the event of termination without cause aggregating three times the executives annual compensation plus certain fringes.

NOTE 17: EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

PUBLIC OFFERING OF COMMON STOCK

The Company is in the process of filing a registration statement on Form SB-2 with the Securities and Exchange Commission relating to an initial public offering of 1,000,000 shares of common stock. The net proceeds of the offering is to be used to replenish working capital, acquire equipment, expand facilities, marketing and advertising.

In addition to the issuance and sale of 1,000,000 shares of common stock, pursuant to an over allotment option which is to be granted to the underwriters, up to 150,000 additional shares may be purchased from the current shareholders of the Company and sold by the underwriters.

In connection with the offering, the Company granted to the underwriters, for nominal consideration, warrants to purchase from the Company up to 100,000 shares of common stock. They are initially exercisable at a price of 120% of the initial public offering price per share of common stock for a period of five years commencing one year from the effective date of the registration statement and are restricted from sale, transfer and assignment for a specified period.



                     VISUAL DATA CORPORATION AND SUBSIDIARY
                 SCHEDULE II: VALUATION AND QUALIFYING ACCOUNTS

                                    ADDITIONS
                                ------------------
                     BALANCE    CHARGED
                       AT         TO      CHARGED                BALANCE
                    BEGINNING    COSTS      TO                      AT
                       OF         AND      OTHER                  END OF
DESCRIPTION          PERIOD     EXPENSES  ACCOUNTS   DEDUCTIONS   PERIOD
-----------         ---------   --------  --------   ----------  --------

YEAR ENDED SEPTEMBER 30, 1996

Allowance for
 Doubtful Accounts
 Receivable         $  -        $ 14,056   $  -        $  -      $ 14,056
                    =========   ========   =======     ========  ========

No dealer, salesperson or any other person has been authorized to give any information or to make any representations not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Representative. Neither the delivery of this Prospectus nor any sale made hereunder shall, in any circumstances, create an implication that there has been no change in the affairs of the Company or that information contained herein is correct as of any date subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

              TABLE OF CONTENTS

                              PAGE
                              ----

Prospectus Summary.........
Risk Factors...............
Use of Proceeds............
Dilution...................
Dividend Policy............
Capitalization.............
Selected Financial Data....
Management's Discussion and
  Analysis of Financial
  Condition and Results of
  Operations...............
Business...................
Management.................
Certain Transactions.......
Principal Shareholders.....
Description of Securities..
Selling Securityholders....
Underwriting...............
Legal Matters..............
Experts....................
Additional Information
Index to Financial
  Statements...............

Until _________, 1996 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              --------------------

                                   VISUAL DATA
                                   CORPORATION


                               1,000,000 Shares of
                                  Common Stock

                              --------------------



                                   PROSPECTUS



                             -----------------------



                                 --------------


                                DECEMBER __,1996

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

                                [ALTERNATE PAGE]


                              SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED DECEMBER 24, 1996


                        1,843,289 SHARES OF COMMON STOCK

                             VISUAL DATA CORPORATION

This Prospectus relates to 1,843,289 shares (the "Shares") of Common Stock (the "Common Stock"), $.0001 par value per share, of Visual Data Corporation, a Florida corporation (the "Company") held by 90 shareholders (the "Selling Securityholders"). Of these 1,843,289 shares of Common Stock being offered by the Selling Securityholders, (i) an aggregate of 749,466 shares were acquired in three separate private placements during calendar year 1995 and 1996 to accredited and otherwise knowledgeable investors; (ii) an aggregate of 81,428 shares were acquired in private, isolated transactions; (iii) an aggregate of 244,321 shares of Common Stock certain warrants exercisable at prices ranging from $5.00 to $6.60 per Shares; (iv) an aggregate of 398,287 shares of Common Stock were acquired pursuant to financial and other consulting services performed on behalf of the Company; (v) an aggregate of 270,000 shares are reserved for issuance upon the closing of a proposed transaction to acquire certain assets from Digital Criteria Search Technologies, Inc.; (vi) the exercise of options to purchase 4,286 shares of Common Stock at $.875 per share (for an aggregate of $3,750.25 received by the Company); and (vii) the exercise of warrants to purchase 95,501 shares of Common Stock at prices ranging from $.875 to $1.75 per Share (for an aggregate of $86,690 received by the Company). Of the Common Stock offered hereby, 85,000 Shares may not be transferred for forty-five (45) days from the date hereof, and 1,758,289 Shares may not be transferred for twelve (12) months from the date hereof unless otherwise required by the NASDAQ SmallCap Market for such longer period, subject to earlier release at the sole discretion of _______________, which is acting as the Representative (the "Representative") of several underwriters (the "Underwriters") in connection with a public offering of the Company's securities. The certificates evidencing such securities include a legend with such restrictions. See "Selling Securityholders" and "Plan of Distribution."

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" AND "DILUTION."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is December __, 1996

                                [ALTERNATE PAGE]



The Common Stock offered by the Selling Securityholders pursuant to this Prospectus may be sold from time to time by the Selling Securityholders or by their transferees. No underwriting arrangements have been entered into by the Selling Securityholders. The distribution of the securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately- negotiated transactions or through sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with sales of such securities. Transfers of the securities may also be made pursuant to applicable exemptions under the Securities Act of 1933, as amended (the "Securities Act"), including but not limited to sales under Rule 144 under the Securities Act.

The Selling Securityholders and intermediaries through whom such securities may be sold may be deemed "underwriters" within the meaning of Section 2(11) the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

The resale of the securities held by the Selling Securityholders is subject to prospectus delivery and other requirements of the Securities Act of 1933, as amended (the "Securities Act"). Sale of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the Common Stock offered hereby, Additionally, the Selling Securityholders may be deemed to be underwriters under the Securities Act.

On the date of this Prospectus, a registration statement under the Securities Act with respect to an underwritten public offering by the Company of 1,000,000 shares of Common Stock was declared effective by the Securities and Exchange Commission (the "Commission"). See "Concurrent Offering." Subject to the terms and conditions of the Underwriting Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Underwriter has agreed, on a "firm commitment" basis, to purchase 1,000,000 shares of the Company, if any are purchased. The Underwriter has advised the Company that it proposed to offer the Shares to the public at $6.00 per share and that they may allow certain dealers who are NASD members, and such dealers may reallow, concession and reallowance may be changed by the Underwriter. The Company will receive approximately $4,900,000 in net proceeds from such offering, after (i) payment of underwriting discounts and commissions of 10% ($600,000), (ii) additional compensation to be received by the Representative in the form of a non- accountable expense allowance equal to 3% of the gross proceeds totalling $180,000, and (iii) offering expenses of the Company, estimated at $320,000. The net proceeds of $4,900,000 do not include any value attributable to warrants (the "Representative's Warrants") entitling the Representative to purchase up to 100,000 shares of Common Stock at a price per share equal to

                               [ALTERNATE PAGE]


120% of the initial public offering price, exercisable for a period of five years commencing 12 months after the date of this Prospectus. The Company will not receive any of the proceeds from the sale of the Securities by the Selling Securityholders. All costs incurred in the registration of the Securities of the Selling Securityholders are being borne by the Company. See "Selling Securityholders."

The Company intends to furnish its security holders with annual reports containing audited financial statements and the audit report of the independent certified public accountants and such interim reports as it deems appropriate or as may be required by law. The Company's fiscal year ends September 30.

                                  THE OFFERING

Securities Offered by Company (1)...........     1,000,000 Shares

Securities Offered by
Selling Securityholders.....................     1,843,289 Shares

Common Stock Outstanding
Prior to Offering(2)........................     4,058,214 Shares

Common Stock Outstanding
After the Offering(3).......................     5,058,214 Shares

Use of Proceeds (4).........................     The net proceeds of this
                                                 offering will be used for (i)
                                                 marketing and advertising; (ii)
                                                 video acquisition; (iii)
                                                 construction of editing
                                                 facilities; (iv) travel agent
                                                 equipment and (v) working
                                                 capital. See "Use of Proceeds."

Proposed Nasdaq Symbol .....................     VDAT

(1) Assumes the issuance of 1,000,000 shares of Common Stock. See "Description of Securities." Does not include 150,000 shares of Common Stock which the Representative of the Underwriters has the option to purchase from shareholders of the Company to cover the Underwriter's Over-allotment Option, if any. See "Underwriting."

(2) Includes shares of Common Stock underlying warrants to purchase an aggregate of 244,321 at prices ranging from $5.00 per Share to $6.60 per Share which shares of Common Stock are being registered hereby. Also includes options to purchase an aggregate of 439,136 shares of Common Stock at $.0001 per Share for a period of five

                               [ALTERNATE PAGE]



        (5) years commencing January 1, 1997 issued to Randy S. Selman, the Company's President, Chief Executive Officer, Chief Financial Officer and a Director (219,568 Shares) and to Alan Saperstein, the Company's Vice President, Secretary and a Director (219,568 Shares).

(3) Except as described in footnote (2) above, does not include (i) the exercise of any other warrants or options, (ii) the shares of Common Stock reserved for the Company's 1996 Stock Option Plan, or (iii) the exercise of any Underwriter's Options.

(4) The Company's intended use of net proceeds from the sale of Common Stock in the Concurrent Public Offering.

                           CONCURRENT PUBLIC OFFERING

On the date of this Prospectus, a registration statement under the Securities Act with respect to the Initial Public Offering of 1,000,000 shares of Common Stock was declared effective by the Securities and Exchange Commission ("Commission"), Washington, D.C. 20549, and the Company commenced the sale of the Shares offered thereby (without giving effect to the Over- Allotment Option granted to the Underwriters of the offering). Sales of Securities under this Prospectus by the Selling Securityholders or even the potential of such sales may have an adverse effect on the market price of the Company's securities.

                                [ALTERNATE PAGE]


                             SELLING SECURITYHOLDERS

The registration statement of which this Prospectus is a part also covers the registration of an additional 1,000,000 shares of Common Stock. The shares of Common Stock are being offered as follows:

                                                      NUMBER OF SHARES OF    NUMBER OF SHARES    NUMBER OF SHARES OF    PERCENTAGE
                                                      COMMON STOCK OWNED     OF COMMON STOCK     COMMON STOCK OWNED     OWNED AFTER
SELLING SECURITYHOLDER                                PRIOR TO OFFERING      TO BE SOLD          AFTER OFFERING         OFFERING
----------------------                                -------------------    ----------------    -------------------    -----------

Lisa Aboud(1)(2) ....................................             1,369               744               625                *
Aeron Marine
   Shipping Company(3) ..............................            50,001            14,286            35,715                *
Afton Corporation(4) ................................           100,000           100,000               -0-               -0-
Atlas, Pearlman, Trop
  & Borkson, P.A.(5) ................................             5,357             2,679             2,678                *
Martin Amhrein(1) ...................................            30,000            15,000            15,000                *
Raynor Baldwin(2)(3) ................................             8,616             3,215             5,401                *
Neil Berman (2) .....................................             9,285             3,571             5,714                *
Herman Blank(2) .....................................            32,715            18,429            14,286                *
Shirley Blank(3) ....................................            40,000             7,143            32,857                *
Darell Boyd(2) ......................................             9,285             3,571             5,714                *
Abraham & Cheryl
  Chamely(1)(2) .....................................             2,738             1,488             1,250                *
Greg Catinella(5) ...................................             3,571             3,571               -0-               -0-
Peter Conzatti(1) ...................................            30,000            15,000            15,000                *
Rona Coty(2)(3) .....................................            28,571            10,000            18,571                *
DBC Corporation(3) ..................................            57,143            14,286            42,857                *
Frances DaSilva(1)(2) ...............................             2,738             1,488             1,250                *
Harvey Delott(6) ....................................            25,000            25,000               -0-               -0-
Fleet Trust Company, N.A ............................
   Trustee, U/A Frederick
   A. Deluca 102 Qualified
   Annuity Trust(3) .................................           252,292            35,714           216,578             4.28%
Digital Criteria Search
  Technologies, Inc.(7) .............................           270,000           270,000               -0-               -0-
Alex Dohner(1) ......................................             3,750             1,875             1,875                *
Carl Domino(3) ......................................            25,714             7,143            18,571                *
Meir Eliakim(6) .....................................            50,000            50,000               -0-               -0-
FPI, Inc.(8) ........................................           194,321           169,321            25,000                *
Cheri Ferguson(3) ...................................            10,000             2,857             7,143                *
Hans Frank(1) .......................................             7,500             3,750             3,750                *
David Glassman(3) ...................................            10,000             2,857             7,143                *
____________
*  Less Than 1%

                                        5

                                       [ALTERNATE PAGE]


                                                      NUMBER OF SHARES OF    NUMBER OF SHARES    NUMBER OF SHARES OF    PERCENTAGE
                                                      COMMON STOCK OWNED     OF COMMON STOCK     COMMON STOCK OWNED     OWNED AFTER
SELLING SECURITYHOLDER                                PRIOR TO OFFERING      TO BE SOLD          AFTER OFFERING         OFFERING
----------------------                                -------------------    ----------------    -------------------    -----------

Harvey and Harolyn
  Glicker(2)(3) ....................................              9,285              6,428             2,857              *
Jerome R. Grigoli(5)(9)(10) ........................             15,000             15,000               -0-             -0-
HST Partners(11) ...................................             75,000             75,000               -0-
Dominic Hadeed(5) ..................................             20,000             20,000               -0-             -0-
Joseph & Rosemary
  Hadeed(2)(12) ....................................              7,739              6,489             1,250              *
Monica Hadeed(1)(2) ................................              1,369                744               625              *
Robert Hadeed(1)(2) ................................              1,369                744               625              *
Stephen & Elizabeth
  Hadeed, JTBE(1)(2) ...............................              2,738              1,488             1,250              *
Patricia A. Herman(5) ..............................              5,000              5,000               -0-              *
Lisa Holmes(9) .....................................             25,000             12,500            12,500              *
Intervest, Inc.(5) .................................             10,000             10,000               -0-              *
Eric Jacobs(1)(15) .................................              7,024              5,774             1,250              *
Richard Jacobs(1)(2) ...............................              5,476              2,976             2,500              *
Neil H. Jones(6) ...................................             25,000             25,000               -0-             -0-
Susan G. Joyalle &
Andre Weinlich, JTROS(3) ...........................              2,499                714             1,785              *
Marjorie Kalikow Trust
f/b/o Nathan Kalikow(3) ............................             25,000              7,143            17,857
Kensington Capital Corp.(5) ........................             12,500             12,500               -0-             -0-
Olaf Koester(1) ....................................             15,000              7,500             7,500              *
Marian Korff(1) ....................................             15,000              7,500             7,500              *
Stefani J. Lennon(6) ...............................             25,000             25,000               -0-             -0-
Christian Lepple(1) ................................              5,000              2,500             2,500              *
William Low(6) .....................................             12,500             12,500               -0-             -0-
Mackenzie Shea Inc.(5) .............................             37,500             37,500               -0-             -0-
Colin Magg(1) ......................................              7,500              3,750             3,750             -0-
James Massetti(3) ..................................              5,401              1,429             3,972              *
Metro Consulting, Inc.(5)(10) ......................             22,500             22,500               -0-             -0-
Victor Moftakhar(1) ................................              7,500              3,750             3,750              *
Arthur Nasso(2) ....................................             60,497              1,786            58,711
Robert E. Newman(6) ................................             25,000             25,000               -0-             -0-
Frederick J. Oswald(6) .............................             12,500             12,500               -0-             -0-
Sid Paterson(3) ....................................             25,714              7,143            18,571              *
Potenza Investments, Inc.(10)(13) ..................             25,000             25,000               -0-             -0-
Providence Holding Co.(5) ..........................             10,000             10,000               -0-             -0-

__________________
*   Less Than 1%


                                       6

                                       [ALTERNATE PAGE]


                                                      NUMBER OF SHARES OF    NUMBER OF SHARES    NUMBER OF SHARES OF    PERCENTAGE
                                                      COMMON STOCK OWNED     OF COMMON STOCK     COMMON STOCK OWNED     OWNED AFTER
SELLING SECURITYHOLDER                                PRIOR TO OFFERING      TO BE SOLD          AFTER OFFERING         OFFERING
----------------------                                -------------------    ----------------    -------------------    -----------

Khalid Ramadan(1)(2) ...............................              1,369                744               625                *
Roger Rankin(2)(3) .................................            107,144             41,429            65,715            1.66%
Cornelie Raiser(1) .................................              3,750              1,875             1,875               *
David Ratcliff(2) ..................................              1,085                893               192
Burt Rhodes(5) .....................................             14,287             14,287               -0-              -0-
Gary Rhodes(9) .....................................              5,714              5,714               -0-              -0-
Robert Rogoff(1)(2) ................................             16,429              8,929             7,500              -0-
Hart Rotenberg(6) ..................................             25,000             25,000               -0-              -0-
Joseph Rotenberg(6) ................................             25,000             25,000               -0-              -0-
Alan Saperstein(14) ................................            539,476             76,429           463,047            9.15%
Allan L. Schrager(6) ...............................             12,500             12,500               -0-              -0-
Tony Schweiger(3) ..................................             25,000              7,143            17,857               *
Randy S. Selman(14) ................................            505,359             76,429           428,930            8.48%
Socrates Skiadas(6) ................................             25,000             25,000               -0-              -0-
Sterling Factors, Inc.(6) ..........................             75,000             75,000               -0-              -0-
Orrin & Jeffrie Stern, JTBE(3) .....................             21,428              2,857            18,571               *
Statistical Analytics Corp(5) ......................             97,500             97,500               -0-              -0-
Stratus Management
  Group, Inc.(5) ...................................              5,250              5,250               -0-              -0-
William Talmadge(2)(3) .............................              4,345              1,607             2,738               *
Town and Country Ltd.(5) ...........................            102,500            102,500               -0-              -0-
Univest Management EPSP(3) .........................             40,393              7,143            33,250               *
John Varacchi(9)(10) ...............................             12,500             12,500               -0-              -0-
Voltava IV Inc.(6) .................................             12,500             12,500               -0-              -0-
David Wajnberg(9) ..................................              5,000              5,000               -0-              -0-
Elizabeth Wajnberg(9) ..............................              5,714              5,714               -0-              -0-
Phil Waldbaum(3) ...................................             10,000              2,857             7,143               *
Bernd Wolpert(1) ...................................             15,000              7,500             7,500               *
Yosef Yud(6) .......................................             75,000             75,000               -0-               *
Ruth Zelinka(3) ....................................             25,715              7,143            18,572               *
Robert Zelinka(2) ..................................             61,679             27,429            34,250             (16)
Delaware Charter &
Guaranty as Trustee for
Robert  Zelinka IRA(3)(16) .........................             99,999             28,571            71,428           2.19%(16)
                                                             ----------          ---------         ---------
                                                              3,798,213          1,993,289         1,804,924

_________
* Less than 1%

(1) Represents conversion of Series B Preferred Stock (each share of Series B Preferred Stock is convertible into two shares of Common Stock). These shares were issued pursuant to the Company's November 15, 1995 offering (the "November 1995 Offering") of certain securities pursuant to Regulation D of the Securities Act. Of the shares of Series B Preferred Stock that were converted into Common Stock, 50% are being registered hereby.

(2) Includes the exercise of warrants in October and November 1996, at prices ranging from $.875 to $1.75 per Share.

                                       [ALTERNATE PAGE]


(3) Represents conversion of Series A Preferred Stock (each share of Series A Preferred Stock is convertible into two shares of Common Stock). These shares were issued pursuant to the Company's February 15, 1995 offering (the "February 1995 Offering") of certain securities pursuant to Regulation D of the Securities Act. Of the shares of Series A Preferred Stock that were converted into Common Stock, 50% are being registered hereby.

(4)     Represents shares underlying warrants exercisable for a period of three
        (3) years from the date of issuance at $5.00 per share.

(5) Issued in consideration for advisory, business and other consulting services performed on behalf of the Company.

(6) Includes shares issued pursuant to the May 1996 Offering of up to 17 units, each unit consisting of a $50,000 convertible promissory note (the "Note") convertible at $2.50 per Share (for an aggregate of $850,000 Notes convertible into an aggregate of 340,000 Shares) and 5,000 shares of Common Stock (for an aggregate of 85,000 Shares). Pursuant to the May 1996 Offering memorandum, 20% of the Shares are subject to a lock-up period of 45 days, and assuming conversion of the Notes, 50% of the Shares underlying the Notes (for an aggregate of 170,000 shares) are subject to a 90 day and the remaining 50% of the Shares underlying the Notes (170,000 shares) are subject to a 180 day lock-up period. The May 1996 Offering memorandum also states that these lock-ups period notwithstanding, the Company's Representative of a Registration Statement of which this Prospectus is a part may, in its sole discretion may (A) refuse or defer such registration rights or (B) impose certain additional restrictions in addition to the current lock-up restrictions described in this Note 1.

(7) Reserved for issuance pursuant to the proposed acquisition of Digital Criteria Search Technologies, Inc. wherein shares of a wholly owned subsidiary of the Company to be formed are exchangeable for shares of Common Stock of the Company. See "Business - Digital Criteria Search Technologies, Inc."

(8) Represents (i) Shares underlying warrants exercisable for a period of two years at $6.60 per Share from the effective date of this Prospectus, and (ii) 25,000 Shares, which represents 50% of the Shares issued to the investor pursuant to the conversion of Series B Preferred Stock as described in Note 5.

(9) Issued in connection with sale of securities from shareholders of the Company.

(10) Notwithstanding that the shares held by each of these persons were subject to 90 day lock-up period,the Company's Representative of a Registration Statement of which this Prospectus is a part may, in its sole discretion (A) refuse or defer such registration rights of these Shares or (B) impose certain additional restrictions in addition to the current lock-up restrictions described in this note 9.

(11) Includes (i) Shares issued pursuant to the May 1996 Offering, (ii) Shares issued upon conversion of the Notes pursuant to the May 1996 Offering; and (iii) 50,000 Shares issued pursuant to an isolated transaction with shareholders of the Company.

(12) Includes (i) 5,000 Shares issued in connection with consulting, business and advisory services and (ii) 2,500 Shares issued in connection with the conversion of Series B Preferred Stock.

(13)    Issued in connection with isolated transactions with the Company.

                                       [ALTERNATE PAGE]


(14) Issued in connection with the conversion of the Series A Preferred Stock pursuant to the Company's February 1995 Offering. Also includes (i) options granted to Messrs Selman and Saperstein each to purchase 219,568 shares (an aggregate of 439,136 shares) of Common Stock at $.0001 per Share for a period commencing January 1, 1997 and continuing for a period of five (5) years thereafter, which options were issued in connection with an employment and other bonus arrangement with the Company and (ii) 75,000 shares of Common Stock to be sold by each of Messrs. Selman and Saperstein (for an aggregate of 150,000 Shares) to the extent that the Underwriters exercise their Over-Allotment Option as described in the concurrent offering.

(15) Includes the exercise of warrants at $1.75 per Share and options to purchase shares of Common Stock at $.875 per share.

(16) Represents shares held by Robert Zelinka and Delaware Charter & Guaranty, as Trustee for Robert Zelinka IRA.

Of these shares, 38,572 Shares are being offered by three affiliates of the Company, including Randy S. Selman, the Company's Chief Executive Officer, President, Chief Financial Officer, and a Director, Alan Saperstein, the Company's Vice President, Secretary, and a Director, and Fleet Trust Company,Trustee, Frederick A. Deluca U/A 102 Qualified Annuity Trust, and the balance of these Shares are being offered by 87 persons not affiliated with the Company, While the Shares being offered hereby were subject to either no lock-up restrictions, or 45 day, 90 day, or 180 days lock-up restrictions pursuant to agreements between these shareholders and the Company, these agreements further provide these lock-ups period notwithstanding, the Company's Representative or underwriter of a Registration Statement to be filed with the Securities and Exchange Commission may, in its sole discretion (A) refuse or defer such registration rights or (B) impose certain additional restrictions in addition to current lock-up restrictions imposed by the respective agreements. Currently, of the 1,843,289 shares of Common Stock described above, 85,000 Shares may be sold commencing forty-five (45) days from the date of this Prospectus and the remaining 1,758,289 Shares may be sold commencing twelve (12) months from the date of this offering, unless otherwise required by the NASDAQ SmallCap Market for such longer period. The resale of the securities of the Selling Securityholders is subject to prospectus delivery and other requirements of the Securities Act of 1933, as amended. Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby.

The Company is paying for the benefit of the Selling Securityholders certain of their expenses in connection with this offering. These expenses consist of $3,352 (SEC filing fee attributable to such Selling Securityholders' securities); and $193,000 (based upon a pro rata share of blue sky legal expenses and filing fees, legal fees, accounting fees and other related offering expenses, without giving effect to the exercise of the Underwriter's Over-Allotment Option). Certain of the Selling Securityholders are customers of the Underwriter and have participated in prior transactions in which the Underwriter was involved as a placement agent or as an underwriter.

                                [ALTERNATE PAGE]


The securities offered hereby may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such securities through underwriters, dealers and agents. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of securities. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Selling Securityholders may also elect to sell such securities pursuant to one or more exemptions from registration under the Act, including but not limited to sales under Rule 144.

At the time a particular offer of securities is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the numbers of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for shares purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

Under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the regulations thereto, any person engaged in a distribution of the securities of the Company offered by this Prospectus may not simultaneously engage in market-making activities with respect to such securities of the Company during the applicable "cooling off" period (nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rule 10b-6 and 10b-7, in connection with the transactions in such securities, which provisions may limit the timing of purchases and sales of such securities by the Selling Securityholders.


                              PLAN OF DISTRIBUTION

The sale of Common Stock by the Selling Securityholders offered hereby may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders). Alternatively, the Selling Securityholders may from time to time offer such Securities through underwriters, dealers or agents. The distribution of the Securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions

                                [ALTERNATE PAGE]


or through sales to one or more broker-dealers for resale of such shares as principals, including the Underwriter, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of Securities. The Selling Securityholders and intermediaries through whom such Securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the Securities offered, and any profits realized or commission received may be deemed underwriting compensation. The Selling Securityholders may also transfer the Securities pursuant to applicable exemptions from registration under the Securities Act including Rule 144 under such Act.

Each of the Selling Shareholders have agreed not to sell, transfer, or otherwise publicly dispose of any shares of Common Stock (including Common Stock underlying any warrants or options held by any of them for a period of twelve months, with the exception of an aggregate of 85,000 shares of Common Stock, which may not be sold, transferred or otherwise publicly disposed of for a period of 45 days. At the time a particular offer of the Securities is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for the shares of Common Stock purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

Under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations thereto, any person engaged in a distribution of the Securities of the Company offered by this Prospectus may not simultaneously engage in market-making activities with respect to such Securities of the Company during the applicable "cooling off" period (nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rule 10b-6 and 10b-7, in connection with transactions in such Securities, which provisions may limit the timing of purchases and sales of such Securities by the Selling Securityholders.

                                [ALTERNATE PAGE]

No dealer, salesperson or any other person has been authorized to give any information or to make any representations not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall, in any circumstances, create an implication that there has been no change in the affairs of the Company or that information contained herein is correct as of any date subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

           TABLE OF CONTENTS
                                         Page
                                         ----

Available Information......
Prospectus Summary.........
Risk Factors...............
Use of Proceeds............
Dilution...................
Dividend Policy............
Capitalization.............
Selected Financial Data....
Management's Discussion and
  Analysis of Financial
  Condition and Results of
  Operations...............
Business...................
Management.................
Certain Transactions.......
Principal Shareholders.....
Description of Securities..
Selling Securityholders....
Underwriting...............
Legal Matters..............
Experts....................
Index to Financial
  Statements...............

Until _________, 1996 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             ______________________




                                   VISUAL DATA
                                   CORPORATION


                               1,843,289 Shares of
                                  Common Stock



                             _______________________



                                   PROSPECTUS


                             _______________________



                                 ______________




                                     , 1996

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Florida Business Corporation Act (the "Corporation Act") permits the indemnification of directors, employees, officers and agents of Florida corporations. The Company's Articles of Incorporation (the "Articles") and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Corporation Act. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as express in the act and is therefore unenforceable.

The Articles of Incorporation and Bylaws of the Company require the Company to indemnify its Directors and officers to the fullest extent permitted by the Business Corporation Act of the State of Florida.

ITEM 25.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the Company's estimates of the expenses to be incurred by it in connection with the issuance and distribution of the securities covered by this Registration Statement.

Securities and Exchange Commission/Registration fee and other documents
Nasdaq filing fee............................................................
Transfer Agent and registrar Fees............................................
Printing and engraving expenses..............................................
Legal Fees and Expenses......................................................
Accounting Fees and Expenses.................................................
Blue Sky Fees and Expenses...................................................
Representatives' Non-Accountable Expense Allowance...........................
Miscellaneous................................................................

        Total*...............................................................

*Estimated

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

THE NUMBERS AND AMOUNTS DESCRIBED BELOW GIVE EFFECT TO A 1:2.5 REVERSE STOCK SPLIT IN DECEMBER 1993, A 1:1.6 REVERSE STOCK SPLIT EFFECTIVE IN DECEMBER 1994 AND A 1:3.5 REVERSE STOCK SPLIT EFFECTIVE IN MAY 1996.

Pursuant to a private offering commencing in October 1993 (the "October 1993 Offering") of securities of HotelView Corporation, a wholly owned subsidiary, the Company offered and sold an aggregate of ten (10) units, each unit consisting of (i) a $5,000 principal amount ten percent (10%) convertible subordinated debenture (the "Debentures") and (ii) common stock warrants to purchase 5,000 shares of Common Stock through September 30, 1994 at $.25 per share, to accredited or otherwise knowledgeable investors who were provided with and had access to information concerning the Company. Accordingly, the securities were exempt from registration pursuant to Rule 505 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Investors in the October 1993 Offering included Randy S. Selman, the Company's Chief Executive Officer, President, acting Chief Financial Officer and a Director ($5,000) and Alan Saperstein, the Company's Vice President, Secretary and a Director ($5,000). In connection with the October 1993 Offering, HVC received gross proceeds of $50,000 (representing the sale of 10 units for an aggregate of $50,000 Debentures and warrants to purchase an aggregate of 50,000 shares of Common Stock). The investors in the October 1993 Offering received an aggregate of warrants to purchase 17,859 shares of Common Stock of HVC at $.875 for a period of five years which were exchanged for similar warrants of the Company.

Subsequently, the HotelView Debentureholders were offered the opportunity to elect to convert the principal due under such the Debentures into shares of Series A Preferred Stock offered pursuant to the Company's February 1995 Offering described below. Holders representing an aggregate of $47,500 Debentures (including a $5,000 Debenture held by Randy S. Selman and a $5,000 Debenture held by Alan Saperstein), elected to convert their Debentures and the holder of the remaining $2,500 Debenture received cash. An aggregate of 3,000 shares of Common Stock representing interest at 10% per annum for a period of approximately 13-1/2 months were issued to Debentureholders of $37,500 (Messrs. Selman and Saperstein waived any interest on the Debentures held by each of them). Each of the persons to whom these shares were issued had a pre-existing relationship to the Company, had access to and were provided with relevant information concerning the Company and thus, were exempt from registration pursuant to Section 4(2) of the Securities Act.

Between September 1994 and January 1995, the Company issued warrants to purchase an aggregate of 5,714 shares of Common Stock at $.875 per share for a period of five years from the date of issuance to two accredited persons in consideration for certain loans made to the Company, each of whom had a pre-existing relationship with the Company and had access to relevant information concerning the Company. Thus, these securities were exempt from registration pursuant to
Section 4(2) of the Securities Act.

Between January and June 1994, the Company issued an aggregate of 12,857 Shares and warrants to purchase 7,143 shares of Common Stock at $.875 per Share for a period of five years from the date of issuance to an accredited investor who had a pre-existing relationship with the Company in an isolated transaction. The Company also sold 892 shares of Common Stock and warrants to purchase 1,786 shares of Common Stock at $.875 per Share for a period of five years from the date of issuance to Arthur Nasso, the former Chief Operating Officer of the Company. Additionally, the Company issued options to purchase an aggregate of 8,929 shares of Common Stock at $3.50 per share to two accredited investors, each of whom had a pre-existing relationship with the Company. Each of these persons were provided with and had access to relevant information concerning the Company. Accordingly, the issuance of the securities described above were exempt from registration pursuant to Section 4(2) of the Securities Act.

From January 1994 to March 1995, the Company issued 22,321 shares of Common Stock, in connection with advisory, business and consulting fees performed on behalf of the Company. Each of the persons receiving such securities were accredited or otherwise knowledgeable investors, had a pre-existing relationship with the Company, and were provided with and had access to relevant information concerning the Company. Accordingly, the securities were exempt from registration pursuant to Section 4(2) of the Securities Act.

From August 1994 to October 1994, the Company issued an aggregate of 11,428 shares of Common Stock, and warrants to purchase 7,142 shares of Common Stock at $.875 expiring three years from the date of issuance to two accredited or otherwise knowledgeable persons in connection with isolated transactions, which persons had pre-existing relationships with the Company and received and had access to relevant information concerning the Company. The Company received gross proceeds of $20,000 from the sale of these securities. Accordingly, these securities were exempt from registration pursuant to Section 4(2) of the Securities Act.

Pursuant to a private offering commencing in February 1995 (the "February 1995 Offering") of 185,716 units at $3.50 per unit, the Company offered and sold to accredited and otherwise knowledgeable investors an aggregate of 185,716 units, each unit consisting of one share of Series A Convertible Preferred Stock (convertible into two shares of Common Stock) and a warrant to purchase 1.5 shares of Common Stock at $.875 per Share. Additionally, an aggregate of 155,150 Shares were issued to two accredited investors in consideration for the quantities purchased by each of them. The investors were provided with and had access to relevant information concerning the Company. Accordingly, the securities were exempt from the registration requirements pursuant to Rule 505 of Regulation D and Section 4(2) of the Securities Act. Investors in this offering included Fleet Trust Company N.A., Trustee, U/A Frederick A. Deluca 102 Qualified Annuity Trust, a principal shareholder of the Company ($125,000). In connection with the February 1995 Offering, the Company received gross proceeds of $650,000, of which (i) $592,500 was received in cash, (ii) $10,000 was in consideration for the forgiveness of a loan made to the Company, and (iii) $47,500 was in consideration for the conversion of the Debentures into units.

On March 31, 1995, the Company issued an aggregate of 3,572 shares of Common Stock in consideration to certain investors in the February Offering as interest on funds that were held in escrow by the Company for up to a year, based upon accrued interest of $6,251 (based upon $1.75 per Share). Additionally, the Company issued 2,857 shares of Common Stock in consideration for legal services. Each of the persons to whom these securities were issued were accredited or otherwise knowledgeable persons, had access to and were provided with relevant information concerning the Company, and had a pre-existing relationship with the Company. Accordingly, these securities were exempt from registration pursuant to
Section 4(2) of the Securities Act.

In March 1995, the Company issued 19,571 shares of Common Stock in consideration for certain business, advisory and other consulting services performed on behalf of the Company. In May 1996, the Company issued warrants to purchase 13,715 shares of Common Stock at $.875 for a period of four years from the date of issuance to the same consultant in consideration for certain additional business, advisory and other consulting services performed on behalf of the Company. The consultant is an accredited investor, has a pre-existing relationship with the Company, and had access to relevant information concerning the Company. The issuance of these shares of Common Stock were exempt from registration pursuant to Section 4(2) of the Securities Act.

In May 1995 and April 1996, the Company issued options to purchase an aggregate of 8,572 shares of Common Stock at an exercise price of $.875 per Share for a period of three years from the date of issuance to two persons, each of whom were accredited or otherwise knowledgeable persons, had access to and were provided with relevant information concerning the Company, and with whom had pre-existing relationships with the Company. Accordingly, these securities were exempt from registration pursuant to Section 4(2) of the Securities Act.

In September 1995, holders of an aggregate of 287,250 warrants to purchase 287,250 shares of Common Stock at $.875 per Share issued pursuant to the February 1995 Offering exercised their warrants. The Company received gross proceeds of $251,344. The issuance of these securities was exempt from registration pursuant to 4(2) of the Securities Act.

Pursuant to a private offering commencing in November 1995 (the "November 1995 Offering") of 25 units, each unit consisting of 7,500 shares of Series B Convertible Preferred Stock (each share of Series B Preferred Stock is convertible into two shares of Common Stock) and warrants to purchase 1,429 shares of Common Stock at $1.75 per share for a period of three years from the date of issuance. The securities were issued to accredited or otherwise knowledgeable persons, each of who were provided with and had access to relevant information concerning the Company. Accordingly, the securities were exempt from registration pursuant to Rule 505 of Regulation D and Section 4(2) of the Securities Act. The Company received gross proceeds of $455,000. One of the investors in the November 1995 Offering also received warrants to purchase an aggregate of 144,321 shares of Common Stock at $6.60 (representing 110% of the offering price of the Common Stock of this initial public offering) for a period through two years from the effective date of this Prospectus.

In December 1995, the Company issued 10,716 shares of Common Stock in consideration for business and advisory services. Each person receiving such securities was accredited or otherwise knowledgeable investors, had a pre-existing relationship with the Company, and was provided with and had access to relevant information concerning the Company. Accordingly, the securities were exempt from registration pursuant to Section 4(2) of the Securities Act.

In February and March 1996, certain shareholders who are accredited investors of the Company loaned the Company an aggregate of $100,000. As an incentive for these loans, these shareholders received warrants to purchase an aggregate of 40,000 shares of Common Stock at $.875 per share for period of four years from the date of issuance. Each of these shareholders had a pre-existing relationships with the Company, were provided with and had access to relevant information concerning the Company and accordingly, the securities were exempt from registration pursuant to Section 4(2) of the Securities Act.

Pursuant to a private offering commencing in May 1996 (the "May 1996 Offering") of a maximum of 17 units at $50,000 per unit, each unit consisting of a $50,000 Convertible Promissory Note and 5,000 shares of Common Stock. Each $50,000 Note is convertible into 20,000 shares of Common Stock at $2.50 per Share. Each investor was an accredited or otherwise knowledgeable person who had access to and was provided with relevant information concerning the Company. These securities were issued pursuant to Rule 505 of Regulation D and Rule 4(2) of the Securities Act. The Company received gross proceeds of $850,000, of which $739,500 was received in cash and $110,500 was paid to registered broker-dealers as commissions for the sale of these securities (including $25,500 for a non-accountable expense allowance).

Between June and September 1996, the Company issued an aggregate of 346,750 shares of Common Stock in consideration for advisory, business, financial, legal and other consulting services.

In September 1996, the Company sold 25,000 shares of Common Stock to an accredited investor who had access to and was provided with relevant information concerning the Company. In connection with this transactions, the Company received gross proceeds of $50,000. Accordingly, the Shares were exempt from registration pursuant to Section 4(2) of the Securities Act.

In September 1996, the Company issued warrants to purchase an aggregate of 100,000 shares of Common Stock at an exercise price of $5.00 for an exercise period expiring three years from the effective date of this offering in connection with advisory, business and other consulting services to an accredited investor who was provided with and had access to relevant information concerning the Company. Accordingly, the Shares were exempt from registration pursuant to Section 4(2) of the Securities Act.

During October and November 1996, warrants to purchase an aggregate of 95,501 shares of Common Stock at prices ranging from $.875 to $1.50 per share for an aggregate of $86,690 were exercised. Options to purchase an aggregate of 4,286 shares at $8.75 per share for an aggregate of $3,750.25 were also exercised during this period. The shareholders exercising those warrants and options had access to and were provided with relevant information concerning the Company. Accordingly, the securities were exempt from registration pursuant to Section 4(2) of the Securities Act.

ITEM 27.  EXHIBITS.

EXHIBIT NO.         DESCRIPTION OF EXHIBIT

1                    Form of Underwriting Agreement*
3(i)(a)              Articles of Incorporation of Visual Data Corporation dated
                     May 17, 1993(1)
3(i)(b)              Articles of Amendment of Visual Data Corporation dated July
                     26, 1993(1)
3(i)(c)              Articles of Amendment of Visual Data Corporation dated
                     January 17, 1994(1)
3(i)(d)              Articles of Amendment of Visual Data Corporation dated
                     October 11, 1994(1)
3(i)(e)              Articles of Amendment of Visual Data Corporation dated
                     March 21, 1995 in connection with the Certificate of
                     Determination of Series A Convertible Preferred Stock(1)
3(i)(f)              Articles of Amendment of Visual Data Corporation dated
                     October 31, 1995 in connection with the Certificate of
                     Determination of Series B Convertible Preferred Stock(1)
3(i)(g)              Articles of Amendment of Visual Data Corporation dated May
                     23, 1996(1)
3(ii)(a)             Articles of Incorporation of HotelView Corporation dated
                     September 15, 1993(1)
3(ii)(b)             Articles of Amendment dated September 30, 1993(1)
3(iii)               Bylaws of Visual Data Corporation(1)
3(iv)                Bylaws of HotelView Corporation(1)
4(a)                 Form of Representative's Warrant Agreement*
4(b)                 Form of Common Stock Certificate*
4(c)                 Form of Series A Convertible Preferred Stock*
4(d)                 Form of Series B Convertible Preferred Stock*
5                    Opinion of Atlas, Pearlman, Trop & Borkson*
10(b)                Lease between HotelView Corporation and Life Insurance
                     Company of Georgia(1)
10(c)                Employment Agreement, dated October 21, 1996 between the
                     Company and Randy S. Selman(1)
10(d)                Employment Agreement, dated October 21, 1996 between the
                     Company and Alan Saperstein(1)
10(e)                Form of Stock Option Plan(1)
10(f)                Form of Travel Agency Agreement(1)
10(g)                Form of Hotel Services Agreement(1)
10(h)                Form of Hotel Services Agreement - Addendum I(1)
10(i)                Form of Hotel Services Agreement - Addendum II(1)
10(j)                Form of Attraction/Service Agreement(1)

10(k)                Form of HotelView Public Relations Agreement(1)
10(l)                Form of HotelView Video Licensing Agreement(1)
10(m)                Consulting Agreement between the Company and Stratus
                     Management Group, Inc.(1)
21                   Subsidiaries of the Company(1)
23.1                 Consent of Atlas, Pearlman, Trop & Borkson, P.A. (included in Exhibit 5)*
23.2                 Consent of Goldstein Lewin & Co. Certified Public
                     Accountants(1)
27                   Financial Data Schedule (1)

-------------
 (1)    Filed herewith

*       To be filed by amendment.

ITEM 28.  UNDERTAKINGS.

        The undersigned registrant hereby undertakes that:

               (a) it will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                      (i) include any prospectus required by section 10(a)(3 of the Securities Act;

                      (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                      (iii) include any additional or changed material information on the plan of distribution;

                      (iv) for determining liability under the Securities Act, It will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

                      (v) it will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

                      (vi) it will provide to the Representatives at the Closing of this Offering certificates in such denominations and registered in such names as required by the Representative to permit prompt delivery to each purchaser.

        (b) Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (c)    The undersigned registrant hereby undertakes that:

               (i) For determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing the Registration Statement on Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, in the City of Boca Raton, State of Florida, on this 26th day of December, 1996.

                                          VISUAL DATA CORPORATION




                                          By:    /S/ RANDY S. SELMAN
                                              ------------------------------
                                              Randy S. Selman, President
                                              and Chief Executive Officer

        In accordance with the requirements of the Securities Act of 1933, this Amendment to the Registration Statement was signed by the following persons in the capacities and on the dates stated.

        SIGNATURES                        TITLE                DATE

 /S/ RANDY S. SELMAN               President and Chief       DECEMBER 26, 1996
-----------------------------      Executive Officer and
Randy S. Selman                    Director (Principal
                                   Executive Officer)

 /S/ ALAN SAPERSTEIN               Vice President,           DECEMBER 26, 1996
-----------------------------      and Director
Alan Saperstein